                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             MANSUR INDUSTRIES INC.


                                    ARTICLE I

         The name of the corporation is MANSUR INDUSTRIES INC.

                                   ARTICLE II

         The period of its duration is perpetual.

                                   ARTICLE III

         The date and time of the commencement of the corporate existence shall be November 13, 1990, the date of the filing of the original Articles with the Department of State for the State of Florida.

                                   ARTICLE IV

         The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which the corporation may be incorporated under the provisions of the Florida General Corporation Act of the State of Florida.

                                    ARTICLE V

         This Corporation is authorized to issue Twenty Five Million (25,000,000) shares of $.001 par value common stock, which shall be designated "Common Shares" and One Million Five Hundred Thousand (1,500,000) shares of preferred stock of $1.00 per share par value, which shall be designated Preferred Shares".

                                   ARTICLE VI

         Preferred Shares may be issued from time to time in series. All Preferred Shares shall be of equal rank and identical, except in respect to the particulars that are set forth in these Articles or as they may be fixed by the Board of Directors consistent with these Articles. Consistent with the provisions of these Articles, the Board of Directors is authorized and required


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to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series set forth below:

         1. The distinctive designation of all series and the number of shares which shall constitute such series;

         2. The annual rate and nature of dividends payable on the shares of all series and the time and manner of payment;

         3. The redemption price or prices, if any, for the shares of each, any or all series;

         4. The obligation, if any, of the Corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares; and

         5. The rights, if any, of the holders of shares of each series to convert such shares into Common shares and the terms and conditions of such conversion.

                                   ARTICLE VII

SECTION 1. DIVIDENDS.

         The holders of record of Preferred Shares shall be entitled to cash dividends when and as declared by the Board of Directors at the rate per share per annum and at the time and in the manner determined by the Board of Directors in the resolution authorizing each series of Preferred Shares. Cash dividends on Preferred Shares shall accrue from the date of issue. Upon the payment or setting apart for payment of all current dividends at the specified percentage rate per share per annum upon the outstanding Preferred Shares, the Directors may declare and pay dividends upon the Common Shares.

         Cash dividends on Preferred Shares shall, unless specifically fixed otherwise by the Board of Directors with respect to any particular class or series of preferred stock, be cumulative so that if, for any dividend period, cash dividends at the specified percentage rate per share per annum shall not have been declared and paid or set apart for payment on the Preferred Shares outstanding, the deficiency shall be declared and paid or set apart for payment prior to the making of any dividend or other distribution in the Common Shares.




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SECTION 2. RIGHTS UPON LIQUIDATION OR DISSOLUTION.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, the holders of record of the outstanding Preferred Shares shall be entitled to be paid the value established by the Board of Directors at the time any series of Preferred Shares is authorized, consistent with these Articles. If no such value is established at the time of authorization by the Board of Directors, then the holders of record of the Preferred Shares shall be entitled to be paid the book value for each of such Preferred Shares, plus accumulated dividends thereon up to the date of such liquidation, dissolution or winding up of this Corporation, whether or not this Corporation shall have a surplus or earnings available for dividends, and no more. After payment to the holders of Preferred Shares of the amount payable to them as above set forth, the remaining assets of this Corporation shall be payable to and distributed ratably among the holders of record of the Common Shares.

SECTION 3. VOTING RIGHTS.

         Except as otherwise provided by law, the entire voting power for the election of Directors and for all other purposes shall be vested exclusively in the holders of the outstanding Common Shares.

                                  ARTICLE VIII

SECTION 1. SERIES A 12% CUMULATIVE CONVERTIBLE PREFERRED STOCK.

         A. DESIGNATION.

            The shares of the second series of the Company's 12% Cumulative Convertible Preferred Stock, $1.00 par value, shall be designated "Series A 12% Cumulative Convertible Preferred Stock" (hereinafter the "Series A Preferred Stock") and the number of authorized shares constituting such series shall be 600,000. The number of authorized shares of Series A Preferred Stock may not be increased.

         B. DIVIDENDS.

            B.1. The holders of shares of Series A Preferred Stock shall be entitled, in preference to the Common Stock and any other stock of the Company, to receive cumulative cash dividends when and as declared by the Board of Directors out of funds legally available for the purpose, from the date of original issuance of such shares at a rate of $.60 per year per share of Series A Preferred Stock. The amount of dividends per share payable for any dividend period less than a full dividend period, shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. Dividends shall be payable when and as declared by the Board of Directors, out of funds legally available therefor. Each such dividend shall be paid to the holders of record of shares of the Series A





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Preferred Stock as they appear on the stock register of the Corporation on any record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividends shall be cumulative, whether or not earned, and will accrue on each share of Series A Preferred Stock from the date of original issuance thereof.

            B2. If dividends at the rate per share set forth in paragraph B1 shall not have been declared and paid or set apart for payment on all outstanding shares of Series A Preferred Stock, then, until the aggregate deficiency shall be declared and fully paid or set apart for payment, the Company shall not (i) declare or pay or set apart for payment any dividends or make any other distribution on any capital stock of the Company ranking junior to, or on parity with, the Series A Preferred Stock with respect to the payment of dividends or upon liquidation (such stock being herein referred to as "Junior or Parity Stock"), or dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock, or (ii) make any payment on account of the purchase, redemption, retirement or other acquisition of any Junior Stock or any options, warrants or rights to subscribe for or purchase any Junior or Parity Stock.

         C. LIQUIDATION PREFERENCE. Upon any liquidation (complete or partial), dissolution or winding up of the Company, or sale of substantially all the Company's assets, whether voluntary or involuntary, or any similar distribution of its assets to its shareholders which results in a return of capital, whether voluntary or involuntary, the holders of Series A Preferred Stock, in preference to all other future issues of preferred stock or any junior stock, shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders (whether from capital, surplus or earnings) an amount per share of Series A Preferred Stock equal to $5.00 plus twice the amount of aggregate dividends accrued through the date of distribution computed in accordance with this paragraph, through the effective date of liquidation or sale.

         D. REDEMPTION.

            D1. REDEMPTION OF SERIES A PREFERRED STOCK. The Company shall purchase or redeem the Series A Preferred Stock on June 30, 1996, or any extension of such redemption date which the Board of Directors of the Company may declare at their sole discretion.

                        (a) For each share of the Series A Preferred Stock
            redeemed by the Company, pursuant to this paragraph D1, the Company shall be obligated to pay to the holder thereof, upon surrender, by such holder at the Company's principal office of the certificate representing such share, endorsed in blank or accompanied by an appropriate form of assignment, an amount in cash (the "Redemption Price") equal to the appropriate liquidation preference price of $5.00, plus twice the aggregate amount of dividends accrued with respect to such Series A Preferred Stock, calculated in accordance with this paragraph, through the date of




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            redemption, which date shall be specified in the Company's notice to the Preferred Shareholder.

                        (b) The number of shares of Series A Preferred Stock to
            be redeemed from each holder thereof in redemptions under this paragraph D1 shall be the number of whole shares, as nearly as practicable to the nearest share, determined by multiplying the total number of shares of Series A Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Preferred Stock then outstanding. In case less than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                        (c) Notice of any redemption of Series A Preferred
            Stock, specifying the date and time of redemption and the Redemption Price, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the Company's records, not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, the notice shall also specify the number of such shares and the certificate numbers thereof which are to be redeemed. Upon mailing any such notice of redemption, the Company shall become obligated to redeem, on the date specified therein, all shares of the Series A Preferred Stock specified in such notice.

            D2. RIGHTS AFTER REDEMPTION OR REPURCHASE. On the date any share of Series A Preferred Stock is redeemed or repurchased under this paragraph D, all rights of the holder of such share as a shareholder of the Company by reason of the ownership of such share shall cease, except the right to receive the Redemption Price of such share upon the presentation and surrender of the certificate representing such share, and such share shall not be deemed to be outstanding after the date on which it is redeemed or repurchased.

            D3. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE CANCELED. Any shares of Series A Preferred Stock redeemed or repurchased pursuant to this section or otherwise acquired by the Company in any manner whatsoever shall be canceled and shall not under any circumstances be reissued, sold or transferred. The Company shall from time to time take such action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.



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         E. CONVERSION.

            E1. CONVERSION PROCEDURES.

                        (a) A holder of shares of Series A Preferred Stock may,
            at the holder's option, at any time prior to the effective date of redemption, as specified in the Company's notice in accordance with Paragraph D1(c) hereof, convert all or any part (in whole numbers of shares only) of the shares of Series A Preferred Stock held by such holder into such number of fully paid and nonassessable whole shares of Common Stock, on a one for one basis, that is one share of Series A Preferred Stock may be converted into one whole share of Common Stock.

                        (b) Each conversion of shares of Series A Preferred
            Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series A Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Series A Preferred Stock stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates, into shares of Common Stock. Such notice shall also specify the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered, and as of such date (the "Conversion Date") the rights of the holder of such Series A Preferred Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                        (c) As soon as possible after the Conversion Date (but
                in no event more than 30 days after the Conversion Date, the Company shall deliver to the converting holder or, with respect to the certificate(s) specified in (a) below, as specified by such converting holder:

                                    (i) a certificate or certificates
                        representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the converting holder shall have specified; and

                                    (ii) a certificate representing any shares
                        of Series A Preferred Stock which shall have been represented by the certificate or certificates which shall have been delivered to the Company in connection with such



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                        conversion but which shall not have been converted.

                                    (iii) A Company check in the amount of any
                        accrued but unpaid dividends, which dividends have not been converted to shares of Common Stock.

            E2. AUTHORIZATION AND ISSUANCE OF COMMON STOCK.

                        (a) The Company will at all times reserve and keep
            available out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon the conversion of the Series A Preferred Stock, as provided in this paragraph, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock together with accrued interest thereon. The Company covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation.

                        (b) The Company will not take any action which results
            in any adjustment of the number of shares of Common Stock acquirable upon conversion of shares of the Series A Preferred Stock if after such action the total number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock then outstanding, together with the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock reserved for any purpose other than issuance upon conversion of Series A Preferred Stock, would exceed the total number of shares of Common Stock then authorized by these Articles of Incorporation.

                        (c) If any shares of Common Stock required to be
            reserved for purposes of conversions of shares of Series A Preferred Stock under this paragraph E2 require registration with, or approval of, any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved for listing or listed on such domestic securities exchange, as the case may be.

                        (d) The issuance of certificates for shares of Common
            Stock upon conversion of shares of the Series A Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such conversion and the related





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            issuance of shares of Common Stock, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock converted.

                        (e) The Company will not close its books against the
            transfer of any share of Series A Preferred Stock or of any share of Common Stock issued or issuable upon the conversion of such shares in any manner which interferes with the timely conversion of such shares.

            E3. SUBDIVISIONS AND COMBINATIONS. In the event the Company shall at any time subdivide (by any stock split, stock dividend or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision forthwith shall be proportionately reduced. Conversely, in the event the outstanding shares of one or more classes of the Common Stock shall be combined into a smaller number of shares (by reverse stock split or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            E4. LIQUIDATING DIVIDENDS. While any shares of Series A Preferred Stock are outstanding, the Company will not declare a dividend (other than a dividend payable in Common Stock, Options or Convertible Securities) upon Common Stock payable otherwise than out of earnings or retained earnings (determined in accordance with generally accepted accounting principles, consistently applied). For purposes of this paragraph E4, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend.

            E5. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or any sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly, or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each of the holders of the Series A Preferred Stock shall thereafter have the right to acquire and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such Series A Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and, in any such case, appropriate provision shall be made with respect to such holder's rights and interests to the end that the provisions of this paragraph E (including without limitation provisions for adjustments of the Conversion Price and





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of the number of shares of Common Stock acquirable and receivable upon the exercise of the conversion rights granted in this paragraph E) shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such holder's shares (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets to another corporation, as a result of which a number of shares of common stock of the surviving or purchasing corporation greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger, consolidation or sale are issuable to holders of Common Stock, then the Conversion Price in effect immediately prior to such merger, consolidation or sale shall be adjusted (pursuant to paragraph E) as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered by first class mail, postage prepaid, to each holder of Series A Preferred Stock at the address of each such holder as shown on the books of the Company, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire or receive. If the purchase, tender or exchange offer is made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person unless prior to the consummation of such consolidation, merger or sale each of the holders of Series A Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of such holder's shares either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

            E6. NOTICE OF ADJUSTMENT. Immediately upon any adjustment of the Conversion Price, the Company shall send written notice thereof to all holders of Series A Preferred Stock (by first class mail, postage prepaid, addressed to each such holder at the address for such holder shown on the books of the Company), which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock acquirable and receivable upon conversions of all shares of Series A Preferred Stock held by each such holder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.



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            E7. OTHER ADJUSTMENT-RELATED NOTICES. In the event that at any time:

                        (a) the Company shall declare a dividend (or any other
            distribution) upon its Common Stock payable otherwise than in cash out of earnings or earned surplus;

                        (b) the Company shall offer for subscription pro rata to
            the holders of any class of its Common Stock any additional shares of stock of any class or other rights;

                        (c) there shall be any capital reorganization,
            reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                        (d) there shall be any voluntary or involuntary
            dissolution, liquidation, winding up or similar distribution of the Company;

then, in connection with any such event, the Company shall give, by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Company: (a) at least 60 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution; and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution, at least 60 days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution).

            E8. CERTAIN EVENTS. If any event occurs as to which, in the opinion of the Board of Directors, the other provisions of this paragraph E are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this paragraph E except in the event of a combination of shares of the type contemplated in paragraph E3 and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph E3.

         F. VOTING. Except as otherwise provided by law or herein, the holders of shares of Series A Preferred Stock shall not be entitled to vote upon any matter relating to the business or



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

affairs of the Company or for any other purposes.

         G. REGISTRATION OF TRANSFER. The Company shall keep at its principal office (or such other place as the Company reasonably designates) a register for the registration of shares of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Company shall, at the request of the registered holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares as shall be requested by the holder of the surrendered certificate, shall be substantially identical in form to the surrendered certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all mandatory redemption payments on the shares represented by the surrendered certificate.

         H. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be deemed satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of the Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the registered holder is an institutional investor its own agreement of indemnity, without bond, shall be satisfactory) or, in the case of any such mutilation, upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate. The term "outstanding" when used herein with reference to shares of the Series A Preferred Stock as of any particular time shall not include any shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Company in accordance with paragraph 8 or this paragraph, but shall include only those shares represented by such new certificate.

         I. RESTRICTIONS ON COMPANY ACTION. So long as any shares of Series A Preferred Stock shall be outstanding, and in addition to any other approvals or consents required by law, without the prior affirmative vote or written consent of the holders of fifty percent (50%) of all shares of Series A Preferred Stock at the time outstanding:

                        (i) The Company shall not authorize, create or issue any
            shares, or securities convertible into such shares, of any class of stock having preference over, or being on a parity with, the Series A Preferred Stock with respect to rights upon dissolution, liquidation, winding up or similar distribution of the Company or distribution of assets to its shareholders by way of return of capital, whether voluntary or involuntary.

                        (ii) The Company shall not sell, lease, or convey all or
            substantially all of the property or business of the Company (which for purposes hereof, "substantially all" shall be deemed to constitute fifty percent (50%) or more) and

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            shall not effect a merger or consolidation of or with any other corporation or corporations unless such merger or consolidation shall be with a Subsidiary of the Company or unless as a result of such merger or consolidation and after giving effect thereto (a) the Company shall be the surviving corporation, (b) the Series A Preferred Stock then outstanding shall continue to be outstanding,
            (c) there shall be no alteration or change in the powers or designation or the preferences and rights, and the qualifications, limitations or restrictions applicable to outstanding shares of Series A Preferred Stock, in any material respect prejudicial to the holders thereof, and (d) there shall not be created or thereafter exist any new class or series of stock, or securities convertible into such stock, having preference over, or being on a parity with, the Series A Preferred Stock with respect to rights upon dissolution, liquidation, winding up or similar distribution or distribution of assets to shareholders by way of return of capital of the Company.

                        (iii) The Company shall not amend, alter or repeal any
            of the provisions of these Articles of Incorporation or the Bylaws of the Company in any manner which would adversely affect the preferences and rights and the qualifications, limitations or restrictions of the Series A Preferred Stock or the holders thereof, nor shall the Company increase the number of shares of Series A Preferred Stock which the Company is authorized to issue.

                        (iv) The Company shall not enter into any agreement
            which would by its terms prohibit or in any way restrict the Company from redeeming the Series A Preferred Stock or performing any other obligation to the holders of the Series A Preferred Stock imposed on the Company by these Articles of Incorporation.

         J. DEFINITIONS. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                        (i) "Common Stock" means, collectively, the Common Stock
            and any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution, winding up or similar distribution of the Company.

                        (ii) "Common Stock Deemed Outstanding" means, at any
            given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time (exclusive of any shares of Common Stock owned or held by or for the account of the Company), plus (b) the number of shares of Common Stock deemed to be outstanding under paragraph E hereof at such time.

                        (iii) "Conversion Price" means $1.00, as such price may
            be adjusted from time to time pursuant to the provisions of paragraph E hereof.

                        (iv) "Person" means and includes an individual, a
            partnership, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

                        (v) "Junior Security" means the Company's Common Stock
            and any other equity security of any kind which the Company shall at any time issue or be authorized to issue other than the Series A Preferred Stock. The terms and conditions of Series A Preferred Stock are set forth in these Articles.

                        (vi) "Series A Preferred Stock" means the Company's
            second series of 12% Cumulative Convertible Preferred Stock, par value $1.00 per share.

                        (vii) "Subsidiary" means any corporation at least 50% of
            the voting stock of every class of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through one or more Subsidiaries.

         K. SEVERABILITY. The unenforceability or invalidity of any provision or provisions hereof shall not affect or tender invalid or unenforceable any other provision or provisions herein contained.

                                   ARTICLE IX

         The number of directors constituting the Board of Directors of the Corporation is a minimum of one (1). The number of directors may be increased or diminished from time to time, pursuant to the Bylaws of the Corporation, but shall never be less than one (1).

                                    ARTICLE X

         The principal place of business and mailing address of this Corporation is:

                8425 S.W. 129th Terrace
                Miami, Florida 33156

                                   ARTICLE XI

         The by-laws of the Corporation may be adopted, altered, amended or repealed from time to time by either the shareholders or the Board of Directors, but the Board of Directors shall not alter, amend or repeal any by-laws adopted by the shareholders if the shareholders specifically provide that such bylaws are not subject to amendment or repeal by the directors.

                                   ARTICLE XII

SECTION 1. INDEMNIFICATION

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

SECTION 2. DIRECTORS AND OFFICERS INSURANCE

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who was or is a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have authority to indemnify him or her against such liability under the provisions of these articles, or under the law.

                              ARTICLES OF AMENDMENT

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                             MANSUR INDUSTRIES INC.

                      (Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act)

                      ------------------------------------


         Mansur Industries Inc., a corporation organized and existing under the Business Corporation Act of the State of Florida (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Business Corporation Act at a meeting duly called and held on May 5, 1999:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series B Convertible Preferred Stock:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 150,000, of which 50,000 shares shall be reserved for use in connection with the payment of dividends on the outstanding shares of Series B Preferred Stock pursuant to Section 3 hereof. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding and no increase shall increase the number of shares of Series B Preferred Stock above the total number of authorized shares.

         Section 2. RANK. The Series B Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary: (i) senior to all of the Corporation's common stock, par value $.001 per share (the "Common Stock"); (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to the Series B Preferred Stock (collectively, with the Common Stock, "Junior Securities" or "Junior Stock"); and (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock ("Parity Securities" or "Parity Stock"). While any shares of Series B Preferred Stock are outstanding, no equity securities senior to the Series B Preferred Stock ("Senior Securities") or Parity Securities shall be authorized or issued without the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock, voting as a class. This prohibition shall not include the authorization or issuance of any form of debt securities or instruments to a bank or other institution.

         Section 3. DIVIDENDS.

                  (a) The dividend rate payable with respect to the outstanding shares of Series B Preferred Stock ("Dividend Rate") shall be 8.25% of the Liquidation Value (as defined below) of each share per annum. During the period commencing on the date of initial issuance of the Series B Preferred Stock and continuing through the second anniversary of the date thereof, all such dividends shall be paid by the Corporation, in lieu of cash, through the issuance of additional shares of Series B Preferred Stock valued at the Liquidation Value. Thereafter, all such dividends may, at the option of the Corporation, be paid in lieu of cash, through the issuance of additional shares of the Series B Preferred Stock, cash legally available for payment thereof, or any combination of Series B Preferred Stock and cash whether or not such dividends have been declared. If dividends are paid by the Corporation through the issuance of additional shares of Series B Preferred Stock and such dividends would, but for the provisions hereof, be payable with a fractional share, the Corporation shall pay, in lieu of such fractional share, cash in an amount equal to the value of such fractional share. Dividends on the Series B Preferred Stock shall accrue from the date of issuance or thereafter, from the most recent date on which dividends were payable, and shall be payable semi-annually on June 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on June 30, 1999; provided, however, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Corporation on June 10 and December 10 of each year (each of such dates a "Record Date"). Semi-annual dividend periods (each a "Dividend Period") shall commence on and include the 1st day of July and January of each year and shall end on and include the day next preceding the next following Dividend Payment Date.

                  (b) No dividends shall be declared or paid or set apart for payment on any Common Stock, Parity Stock or Junior Stock during any semi-annual period unless full dividends on the Series B Preferred Stock for all Dividend Periods ending prior to or during such semi-annual period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred

Stock and any other Parity Stock, dividends upon the Series B
Preferred Stock and dividends on such other Parity Stock payable during such semi-annual period shall be declared pro rata so that the amount of such dividends so payable per share on the Series B Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that full dividends on the shares of Series B Preferred Stock and full dividends, if any, on shares of such other Parity Stock, bear to each other. If full dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment, no dividend or distribution, other than in shares of Junior Stock, may be declared, set aside or paid on any shares of Junior Stock. Holders of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends provided for herein. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Series B Preferred Stock which may be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company in a separate deposit account maintained for the benefit of the holders of the Series B Preferred Stock, or, in the case of payment of dividends through the issuance of shares of the Corporation's Common Stock, the deposit of certificates representing such shares of Common Stock with such bank or trust company.

         Section 4. VOTING RIGHTS. On all matters to come before the shareholders of the Corporation, the holders of Series B Preferred Stock will vote together with the holders of the Common Stock as a single class, with each share of Series B Preferred Stock entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price (as hereinafter defined) is calculated except as required by law. The affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be necessary for the issuance of Senior Securities, the authorization or issuance of securities convertible into such Senior Securities, or the amendment to the Corporation's Articles of Incorporation so as to adversely affect the Series B Preferred Stock, or waiver of any other covenants.

                  To the extent that under Florida law the vote of the holders of shares of Series B Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock shall constitute the approval of such action by the class. Holders of shares of Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice shall be provided pursuant to the Corporation's bylaws and applicable law.

         Section 5. CONVERSION. Subject to and upon compliance with this SECTION 5, the holders of shares of Series B Preferred Stock shall have conversion rights as follows:

                  (a) OPTIONAL CONVERSION. Each holder of a share of Series B Preferred Stock shall have the right, at any time or from time to time prior to the Redemption Date (as defined below), at the office of the Corporation or any transfer agent for the Series B Preferred Stock, to convert such share of Series B Preferred Stock into that number of fully paid and nonassessable shares of Common Stock equal to $100 divided by the Conversion Price of such share of Series B Preferred Stock as set forth in SECTION 6 hereof. The number of shares of Common Stock into which the Series B Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate"). Notwithstanding the foregoing, the Corporation shall not be obligated to accept shares of Series B Preferred Stock for conversion if such conversion would require the Corporation to issue a certificate or certificates evidencing less than an aggregate of 50,000 shares of Common Stock on any Date of Conversion (as defined below).

                  (b) EARLY CONVERSION EVENT. If, after the first anniversary of the date of issuance of the shares of Series B Preferred Stock, the closing bid price of the Common Stock, as reported on Nasdaq (or the closing sale price if the Common Stock is then traded on any principal national exchange or Nasdaq National Market) exceeds 175% of the Conversion Price for a period of twenty
(20) consecutive trading days, including the twenty (20) trading days prior to such first anniversary (the "Calculation Period"), an early conversion event ("Early Conversion Event") shall have occurred. Upon the first Early Conversion Event, if any, in each calendar quarter, the aggregate Liquidation Value of the outstanding shares of Series B Preferred Stock shall automatically and without any action by the holders of the Series B Preferred Stock or the Corporation be converted into shares of Common Stock, on a pro rata basis, in an amount determined in accordance with the following formula:

                             CPS = [(V-Y)] x 22 x CP

where CPS is the aggregate stated Liquidation Value of the Series B Preferred Stock to be converted; V is the average daily reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered national securities association during the Calculation Period and Y is the sum of (i) shares of Common Stock which the Corporation then has the right to issue upon an "Early Conversion Event" under the Corporation's outstanding 8 1/4% Subordinated Convertible Notes due 2003 (tHE "Convertible Notes"), plus (ii) shares of Common Stock subject to then effective resale registration statements of the Corporation other than Registration Statements on Form S 8 or S-4 and other than registration statements with respect to Common Stock underlying the Convertible Notes and the Series B Preferred Stock which remain unsold at such time; and CP is the applicable Conversion Price. For purposes of calculating V, trading volume in excess of 100,000 shares on any trading day shall not be included, unless such amounts do not exceed 200% of the trailing 30-day average reported volume of trading.

                  Notwithstanding the foregoing, none of the outstanding shares of Series B Preferred Stock shall be converted as a result of an Early Conversion Event pursuant to this SECTION 5 unless the resale of the shares of Common Stock issuable upon such conversion is subject to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from registration under the Securities Act is then available. Accrued dividends on the shares of Series B Preferred Stock converted upon the occurrence of an Early Conversion Event shall be paid on the next Dividend Payment Date in accordance with SECTION 3 hereof.

                  (c) MECHANICS OF CONVERSION. Before a holder shall be entitled to receive shares of Common Stock upon conversion of shares of Series B Preferred Stock, the holder of shares of Series B Preferred Stock shall (i) fax or otherwise deliver a copy of the fully executed notice of conversion in the form attached hereto as EXHIBIT A ("Notice of Conversion") to the Corporation at its principal office and to the office of its designated transfer agent that such holder elects to convert the same, which notice shall specify the number of shares of Series B Preferred Stock to be converted and shall contain the Conversion Price (together with a copy of the first page of each certificate to be converted) prior to 5:00 p.m., Eastern Standard time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and
(ii) surrender the original certificate or certificates for the shares of Series B Preferred Stock to be converted, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or two-day courier, to the principal office of the Corporation or to the office of its designated transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred Stock are delivered to the Corporation or its transfer agent as provided above. Upon the conversion of shares of Series B Preferred Stock in connection with an Early Conversion Event, the Corporation shall send to the holders of shares of Series B Preferred Stock a Notice of Early Conversion (in the form attached hereto as EXHIBIT B) stating the aggregate Liquidation Value of shares of Series B Preferred Stock to be converted and the number of shares of Common Stock into which such Liquidation Value shall be converted.

                  Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any certificate representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of any certificate representing shares of Series B Preferred Stock, if mutilated, the Corporation shall execute and deliver a new certificate of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional share to which the holder of shares of Series B Preferred Stock would otherwise be entitled, the Corporation shall pay cash to such holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Rate, the Corporation's calculation shall be deemed conclusive absent manifest error.

                  The Corporation shall use all reasonable efforts to issue and deliver within seven (7) business days after delivery to the Corporation of the certificates representing the shares of Series B Preferred Stock to be converted, or after such agreement and indemnification, to such holder of shares of Series B Preferred Stock at the address of the holder on the books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is delivered to and received by the Corporation before 5:00 p.m., Eastern Standard time, on the Date of Conversion, and (ii) that the original stock certificates representing the shares of Series B Preferred Stock to be converted are received by the Corporation or the transfer agent within two
(2) business days thereafter. In the case of an Early Conversion Event, the last date of the Calculation Period shall be deemed to be the Date of Conversion. The person or persons entitled to receive the shares of Series B Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion. In the case of an optional conversion, if the original certificates representing the shares of Series B Preferred Stock to be converted are not received by the Corporation or the transfer agent within two (2) business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Corporation or its transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Corporation's option, may be declared null and void.

                  Following any conversion of shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except for the right to receive Common Stock. All shares of Series B Preferred Stock subject of an Early Conversion Event shall be deemed to be cancelled upon such holder's receipt of shares of Common Stock in connection with any such conversion.

                  (d) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         Section 6. CONVERSION PRICE. The "Conversion Price" per share of the Series B Preferred Stock shall be $8.25, subject to adjustment as set forth below, with all such adjustments, if any, being cumulative from the date of initial issuance of shares of Series B Preferred Stock such that all outstanding shares of Series B Preferred Stock have the same Conversion Price regardless of their date of issuance.

                  6.1 ADJUSTMENT OF THE NUMBER OF SHARES OF COMMON STOCK AND THE CONVERSION PRICE. The number of shares of Common Stock issuable upon conversion and the Conversion Price shall be subject to adjustment as follows:

                           (a) In case the Corporation shall at any time after
the date of the initial issuance of Series B Preferred Stock and prior to the conversion of all outstanding shares thereof (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether in shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) reclassify, reorganize or effect any similar transaction with respect to any of its shares of Common Stock, or in substitution or exchange therefor (other than a change in par value, or from par value to no par value, or from no par value to par value), then the number and, if applicable, kind of shares of Common Stock to be received by any Holder shall be adjusted so that the Holder will be entitled to receive on conversion the number and kind of shares of capital stock which it would have owned immediately following such action had its Series B Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the payment date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, reorganization or similar transaction. If, as a result of an adjustment made pursuant to this subsection (a), a Holder shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors or a duly authorized committee thereof shall in good faith determine (which determination shall be conclusive and binding) the allocation of the Conversion Price between or among shares of such classes of capital stock. After such allocation, the Conversion Price and number of shares of each class of capital stock that is issuable upon conversion shall thereafter be subject to adjustment in a manner and on terms determined by the Board of Directors (which determination shall be conclusive and binding) to be as nearly equivalent as practicable to those applicable to Common Stock under this Section 6.

                           (b) (i) From the date of the initial issuance of the
shares of Series B Preferred Stock to and including the first anniversary of the date thereof, if the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares (as hereinafter defined) for consideration per share (the "Issuance Price") less than the Conversion Price (as herein defined) per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the Issuance Price.

                               (ii) After the first anniversary and prior to the
second anniversary of the initial issuance of the shares of Series B Preferred Stock, if the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share less than the Conversion Price per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determined: by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the Conversion Price per share in effect immediately prior to such issuance and (2) the consideration, if any, received by the Corporation upon such issuance by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance.

                               (iii) If at any time prior to the second
anniversary of the initial issuance of the shares of Series B Preferred Stock, the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share greater than the Conversion Price but lower than the market price per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by the factor determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the market price per share in effect immediately prior to such issuance and (2) the consideration, if any, received by the Corporation upon such issuance by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market price per share in effect immediately prior to such issuance; PROVIDED, HOWEVER, no adjustment shall be made to the Conversion Price if (i) such issuance is in connection with a firm commitment underwritten public offering or (ii) the consideration per share is equal to or greater than 85% of the market price per share in effect immediately prior to such issuance. For purposes hereof, the "market price" as of any measurement date shall be the average of the closing prices of the Common Stock for each of the 10 consecutive trading days immediately preceding such measurement date.

                           (c) CERTAIN ADJUSTMENT FACTORS. For the purposes of
any adjustment of the Conversion Price pursuant to paragraph (b) above, the following provisions shall be applicable:

                                    (x) CASH. In the case of the issuance of
                           shares of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such shares of Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof; and

                                    (y) CONSIDERATION OTHER THAN CASH. In the
                           case of the issuance of shares of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined by the Board of Directors of the Corporation based on an opinion of an outside financial advisor of recognized regional or national standing, which may, but need not, be the independent public accountants who serve as the regular auditors of the Corporation (the "Financial Advisor"), whose determination shall be conclusive and binding), irrespective of any accounting treatment; and

                                    (z) OPTIONS AND CONVERTIBLE SECURITIES. In
                           the case of the issuance of (i) options, warrants or other rights to purchase or acquire shares of Common Stock (whether or not exercisable immediately following such issuance), (ii) securities by their terms convertible into or exchangeable for shares of Common Stock (whether or not so convertible or exchangeable immediately following such issuance), or
                           (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not exercisable immediately following such issuance):

                                             (1) the aggregate maximum number of
                                    shares of Common Stock deliverable upon
                                    exercise of such options, warrants or other rights to purchase or acquire shares of Common Stock shall be deemed to have been issued at the time such options, warrants or other rights are first issued and for a consideration equal to the consideration (determined in the manner provided in clauses (x) and (y) above), if any, received by the Corporation upon the issuance of such options, warrants or other rights plus the purchase price provided in such options, warrants or other rights for the shares of Common Stock covered thereby (if the purchase price per share of Common Stock is expressed as a range, the purchase price per share for purposes of this subparagraph
                                    (z)(1) shall be the average of such range of prices);

                                             (2) the aggregate maximum number of
                                    shares of Common Stock deliverable upon
                                    conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereto shall be deemed to have been issued at the time such convertible or exchangeable securities or such options, warrants or other rights are first issued and for a consideration equal to the consideration, if any, received by the Corporation for any such convertible or exchangeable securities or options, warrants or other rights (excluding any cash received on account of accrued interest or accumulated dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any options, warrants or other rights (the consideration in each case to be determined in the manner provided in clauses (x) and (y) above);

                                             (3) on any change in the number of
                                    shares of Common Stock deliverable upon
                                    exercise of any such options, warrants or other rights which have become exercisable or conversion of or exchange of such convertible or exchangeable securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had such adjustment been made upon the original issuance of such options, warrants or other rights; provided, however, no adjustment shall be made with respect to such options, warrants or other rights exercised prior to such change, or securities converted or exchanged prior to such change;

                                             (4) on the expiration or
                                    cancellation of any such options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon such securities being issued or becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                                             (5) if the Conversion Price shall
                                    have been adjusted when such options,
                                    warrants or other rights were first issued or such convertible or exchangeable securities were first issued, no further adjustment of the Conversion Price shall be made for the actual issuance of shares of Common Stock upon the exercise, conversion or exchange thereof.

                           (d) EXCLUDED SHARES. "Excluded Shares" shall mean (i)
any shares of Common Stock issued in a transaction described in Section 6(a) of this Agreement; and (ii) issuances of shares of Common Stock from time to time pursuant to employment agreements, stock option or bonus plans authorized by the Board of Directors of the Corporation as of the date hereof, (iii) issuances of Common Stock, or warrants, options or rights to acquire shares of Common Stock, or securities convertible into or exchangeable for Common Stock pursuant to the terms of any acquisition by the Corporation of all or substantially all of the operating assets, or more than fifty percent (50%) of the voting capital stock or other management interest of any business entity in a transaction negotiated on an arms-length basis and expressly approved in advance by the Board of Directors of the Corporation; (iv) issuances of shares of Common Stock from time to time upon the exercise, exchange or conversion of warrants, options, convertible securities, the Notes (whether or not outstanding as of the date hereof) or other securities outstanding as of the date hereof, and (v) issuances of shares of Common Stock from time to time pursuant to the anti-dilution provisions of other securities.

                           (e) No adjustment in the Conversion Price shall be
required unless such adjustment would require an increase or decrease of at least 1.2% in such price; PROVIDE, HOWEVER, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest tenth of a cent or to the nearest one-hundredth of a share, as the case may be.

                           (f) The number of shares of Common Stock outstanding
at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issuance of Common Stock for the purposes of this Section 6.

                  6.2 RIGHTS TO PURCHASE OTHER SECURITIES. If any of the following shall occur:

                           (a) any consolidation or merger to which the
Corporation is a party, other than a consolidation or a merger in which the Corporation is the continuing or surviving Corporation and which does not result in any reclassification of, or change (other than as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or

                           (b) any sale or transfer to another corporation or
entity of all or substantially all of the assets of the Corporation;

then, and in either such case, the Holder of each share of Series B Preferred Stock then outstanding shall have the right to purchase the kind and amount of shares of stock and/or other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock issuable upon conversion of such stock immediately prior to such consolidation, merger, sale, or transfer. The provisions of this Section 6.2 shall similarly apply to successive consolidations, mergers, sales or transfers.

                  6.3 NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock issuable upon the conversion of each share of Series B Preferred Stock or the Conversion Price of such shares of Series B Preferred Stock is adjusted or reduced, as herein provided, the Corporation shall mail by first class, postage prepaid, to each Holder (a) notice of any reduction on or before the day the reduction takes effect, which shall state the reduced Conversion Price and the period during which it will be in effect and/or (b) a certificate setting forth the number of shares of Common Stock issuable upon the conversion of each share of Series B Preferred Stock and the Conversion Price on such shares of Series B Preferred Stock after adjustment setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  6.4 NO ADJUSTMENT FOR DIVIDEND. No adjustment in respect of any cash dividends shall be made while the Series B Preferred Stock is outstanding or upon the conversion of the Series B Preferred Stock.

                  6.5 CERTAIN EVENTS. If any event occurs as to which in the reasonable judgment of the Board of Directors of the Corporation , in good faith, the other provisions of this Section 6 are not strictly applicable but the lack of any adjustment would not in the opinion of the Board of Directors of the Corporation fairly reflect the purchase rights of the Holders of the Series B Preferred Stock in accordance with the basic intent and principles of the provisions of this Agreement then the Board of Directors of the Corporation shall appoint a Financial Advisor which shall give its opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established and the other provisions of this Section 6, necessary to preserve, without dilution, the exercise rights of the Holders. Upon receipt of such opinion, the Corporation shall forthwith make the adjustments described therein which adjustments shall be conclusive and binding.

         Section 7. STATUS OF CONVERTED OR REACQUIRED SHARES. Any shares of Series B Preferred Stock converted into shares of Common Stock pursuant to
SECTION 5 hereof or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the conversion or acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series B Preferred Stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of preferred stock or any similar stock or as otherwise required by law.

         Section 8. LIQUIDATION, DISSOLUTION OR CHANGE OF CONTROL.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders under applicable law, prior and in preference to any distribution to holders of the Common Stock or any Junior Securities but in parity with any distribution to holders of Parity Securities, an amount of $100 per share (the "Liquidation Value"), plus a sum equal to all dividends accrued on such shares (whether or not declared) and unpaid for the then current Dividend Period. If upon the occurrence of such event, the assets and funds to be distributed among the holders of shares of Series B Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of shares of Series B Preferred Stock and Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of shares of Series B Preferred Stock and Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Articles of Incorporation and any certificate of designation of preferences.

                  (b) Upon the completion of the distribution required by subsection 8(a) above, if assets remain in the Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection 8(a)) and Junior Securities in accordance with the Corporation's Articles of Incorporation, including any duly adopted certificate(s) of designation of preferences.

                  (c) (i) Upon a Change of Control (as defined below) of the Corporation, each holder of the Series B Preferred Stock will have the option to require the Corporation to repurchase such holder's shares of Series B Preferred Stock at a price per share equal to the Liquidation Value plus any accrued and unpaid dividends. A "Change of Control" shall have occurred: (A) when any person or group is or becomes the beneficial owner of 50% or more of the then outstanding voting shares of the Corporation, (B) when, during any period of two consecutive years after the closing of the sale of the Series B Preferred Stock, individuals who at the beginning of such period constituted the Corporation's Board of Directors, or whose nomination for election by the Corporation's shareholders was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors then in office or (C) upon any sale, transfer or other conveyance of all or substantially all of the assets of the Corporation.

                      (ii) Upon the occurrence of a Change of Control, the Corporation will offer to repurchase (the "Change of Control Purchase Offer") all outstanding shares of Series B Preferred Stock, and each holder of outstanding shares of Series B Preferred Stock will have the right to require that the Corporation repurchase such holder's shares of Series B Preferred Stock, at the price set forth in clause (i) of this subsection 8(c). Within 30 days following any Change of Control, the Corporation shall mail a notice, by first class mail, to each holder of record of Series B Preferred Stock (a "Change of Control Notice"), at his address of record, stating:

                           (A) that a Change of Control has occurred and that
                  such holder has the right to require the Corporation to purchase such holder's shares of Series B Preferred Stock at the price set forth above;

                           (B) the circumstances and relevant facts regarding
                  such Change of Control;

                           (C) the date on which the Corporation will repurchase
                  any shares of Series B Preferred Stock which the holders require the Corporation to repurchase in accordance with this subsection 8(c), which date shall be no earlier than 30 days nor later than 60 days from the date such Change of Control Notice is mailed (the "Change of Control Purchase Date");

                           (D) that, unless the Corporation defaults in making
                  such payment, any shares of Series B Preferred Stock accepted for payment pursuant to the Change of Control Purchase Offer shall cease to accrue dividends after the Change of Control Purchase Date;

                           (E) that holders of Series B Preferred Stock electing
                  to have their shares repurchased pursuant to any Change of Control Purchase Offer shall be required to surrender the original certificates for the shares of Series B Preferred Stock at the address specified in the notice, at least three business days before the Change of Control Purchase Date; and

                           (F) that the holders of Series B Preferred Stock
                  shall be entitled to withdraw their election if the Corporation receives, not later than the last business day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series B Preferred Stock the holder delivered for repurchase and a statement that such holder is withdrawing his election to have such shares repurchased.

                      (iii) Each holder of shares of Series B Preferred Stock electing to have such shares purchased by the Corporation pursuant to this subsection 8(c) shall deliver to the Corporation at its principal office, at least three business days prior to the Change of Control Purchase Date, the original certificate or certificate(s) for the shares to be purchased duly endorsed, together with written notice to the Corporation specifying the number of shares of Series B Preferred Stock to be purchased. Holders of Series B Preferred Stock will be entitled to withdraw their election if the Corporation receives, not later than one business day prior to the Change of Control Purchase Date, a telegram, facsimile transmission or letter, at its principal office, setting forth the name of the holder, the number of shares of Series B Preferred Stock which were delivered by the holder for purchase by the Corporation and a statement that such holder is withdrawing his election to have such shares purchased.

                      (iv) Promptly following the Change of Control Purchase Date, the Corporation will mail or deliver to each holder of shares of Series B Preferred Stock who properly tendered such shares to the Corporation for purchase pursuant to this subsection 8(c) and did not withdraw such election, at his, her or its address of record, an amount equal to the purchase price for the shares of Series B Preferred Stock so delivered for purchase as set forth in this subsection 8(c). Unless the Corporation shall have defaulted in the payment of the purchase price for shares of Series B Preferred Stock tendered for purchase by the Corporation, all rights of the holders of such shares (except the right to receive the purchase price therefor) shall cease with respect to such shares on the Change of Control Purchase Date and such shares shall not, after the Change of Control Purchase Date, be deemed to be outstanding and shall not have the status of Series B Preferred Stock.

                      (v) The Corporation will comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other applicable securities laws or regulations in connection with the repurchase of Series B Preferred Stock pursuant to this subsection 8(c). To the extent that the provisions of any securities laws or regulations conflict with the provisions of this subsection 8(c), the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

         Section 9. CONSOLIDATION, MERGER, ETC. Except as set forth in Section 8(c) hereof, in the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Corporation's equity securities upon such

Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), the Series B Preferred Stock shall be assumed by the acquiring entity and thereafter the Series B Preferred Stock shall be convertible into such class and type of securities as the holder of shares of Series B Preferred Stock would have received had such holder converted the Series B Preferred Stock immediately prior to such Corporate Change.

         Section 10. REDEMPTION.

                  (a) OPTIONAL REDEMPTION. Subject to earlier conversion, commencing on May 17, 2002 and continuing through the Mandatory Redemption Date (as defined below), the Corporation shall have the right, exercisable at any time and from time to time, to redeem shares of Series B Preferred Stock of the following prices plus the payment of all accrued and unpaid dividends:

                   Year Redeemed                      Price
                   -------------                      -----

                       2002                  104% of Liquidation Value

                       2003                  102% of Liquidation Value

                  If less than all of the outstanding shares of Series B Preferred Stock are called for redemption pursuant to this SECTION 10(A), shares of Series B Preferred Stock shall be redeemed on a pro rata basis among the holders thereof. Each holder of Series B Preferred Stock will be given notice of such redemption and will have the right to convert the Series B Preferred Stock into shares of Common Stock prior to the redemption date specified in such notice.

                  (b) MANDATORY REDEMPTION.

                      (i) The Corporation will be required to redeem the outstanding shares of Series B Preferred Stock on May 17, 2004 (the "Mandatory Redemption Date"), at a redemption price per share equal to the Liquidation Value plus accrued and unpaid dividends.

                      (ii) If at any time, (A) the Corporation shall breach the terms and conditions contained in this certificate of designation, (B) the Corporation shall breach any representation, warranty, or covenant contained in that certain Series B Convertible Stock Purchase Agreement, dated May 6, 1999, between the Corporation and the holders of the Series B Preferred Stock or any subsequent Series B Stock Purchase agreement with like terms, or (C) the Corporation shall fail to make a dividend payment on a Dividend Payment Date (each a "Breach"), and any holder of shares of Series B Preferred Stock shall give written notice to the Corporation of its desire to have the Corporation redeem its shares of Series B Preferred Stock, such shares shall be redeemed by the Corporation at a redemption price per share equal to the greater of the amounts that would at that time be payable under Section 10(a) hereof had the Corporation exercised its right to redeem the shares of Series B Preferred Stock thereunder or the Liquidation Value plus accrued and unpaid dividends; PROVIDED, HOWEVER, no holder shall have the right to request a redemption of its shares of Series B Preferred Stock pursuant to this SECTION 10(B)(II) unless and until the Corporation shall have failed to cure any such Breach within a period of ten (10) days after having received written notice thereof.

                  (c) MECHANICS OF REDEMPTION. Notice of redemption of the Series B Preferred Stock, specifying the redemption date and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not less than 30 nor more than 60 calendar days prior to the date upon which the Corporation shall redeem the Series B Preferred Stock (the "Redemption Date"). Each such notice shall also specify the redemption price applicable to the shares to be redeemed. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

                      (i) Notice of redemption of shares of the Series B Preferred Stock having been given as provided in SECTION 10(B), then unless the Corporation shall have defaulted in the payment of the redemption price and all accrued and unpaid dividends (whether or not declared), all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends, whether or not declared) shall cease with respect to such shares on the Redemption Date and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Series B Preferred Stock. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                      (ii) Shares of the Series B Preferred Stock are not subject or entitled to the benefit of a sinking fund.

                      (iii) Notwithstanding the foregoing, if notice of redemption shall have been given pursuant to this SECTION 10 and any holder of the Series B Preferred Stock shall, prior to the close of business on the date three business days next preceding the Redemption Date, give written notice to the Corporation pursuant to SECTION 5 hereof of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the redemption shall not become effective as to such shares and the conversion shall become effective as provided in SECTION 5.

                      (iv) If on the Mandatory Redemption Date funds legally available to the Corporation for redemption of all outstanding shares of Series B Preferred Stock are insufficient to redeem all such shares of Series B Preferred Stock, such available funds shall be used by the Corporation to redeem shares of Series B Preferred Stock from all holders ratably in proportion to the full number of shares they would otherwise be entitled to have redeemed. In the event that less than all outstanding shares of Series B Preferred Stock are redeemed on the Mandatory Redemption Date, the Corporation will continue to redeem shares of Series B Preferred Stock from time to time as soon as practicable after funds become legally available therefor (ratably if the funds legally available remain insufficient to redeem all shares required to be redeemed) until all shares of Series B Preferred Stock required to be redeemed shall have been redeemed. Until actually redeemed, each share of Series B Preferred Stock will continue to enjoy all rights and benefits hereof, including the right to convert into shares of Common Stock.

                  (d) CONVERSION PRICE ADJUSTMENT FOR FAILURE TO REDEEM. If the Corporation fails to redeem all outstanding shares of Series B Preferred Stock on the Mandatory Redemption Date, then, without any action by the holders of shares of Series B Preferred Stock, the then current Conversion Price respecting any shares of Series B Preferred Stock not redeemed by the Corporation shall be reduced (but shall not be increased) to the greater of: (i) fifty percent (50%) of the then current Conversion Price, and (ii) the closing price of the Common Stock as reported by Nasdaq (or such principal national exchange on which the Common Stock is then listed) on the Mandatory Redemption Date.

          Section 11. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class.

         Section 12. NOTICES. Written notice of each meeting of the shareholders of the Corporation shall be given by first-class mail not less than ten (10) days prior to such meeting to each holder of record of the Series B Preferred Stock to the address of such record holder shown on the Corporation's records.

         IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation by its Chief Executive Officer this 13th day of May, 1999.

                                          MANSUR INDUSTRIES INC.




                                          By: /s/ Paul I. Mansur
                                              --------------------------------
                                              Paul I. Mansur
                                              Chief Executive Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in Order to Convert the Series B Preferred Stock)

         The undersigned hereby irrevocably elects to convert ______ shares of Series B Preferred Stock, represented by stock certificate No(s). ________________ (the "Series B Preferred Stock Certificates") into shares of common stock, par value $.001 per share ("Common Stock"), of Mansur Industries Inc., (the "Corporation") according to the conditions of the Certificate of Designation of Series B Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of such shares of Common Stock under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act.

Conversion Calculations:
                                       -----------------------------------------
                                       Date of Conversion


                                       -----------------------------------------
                                       Applicable Conversion Price


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Name


                                       Address:


                                       -----------------------------------------

                                       -----------------------------------------


*No shares of Common Stock will be issued until the original Series B Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Corporation or its designated Transfer Agent. The original Stock Certificate(s) representing the Series B Preferred Stock to be converted and the Notice of Conversion must be received by the Corporation or its designated Transfer Agent by the second business day following the Date of Conversion, or the Notice of Conversion, at the Corporation's option, may be declared null and void.

                                                                       EXHIBIT B

                        NOTICE OF EARLY CONVERSION EVENT

         Mansur Industries Inc. (the "Corporation ") hereby notifies ____________________, the holder of ___________ shares (the "Shares") of the
Corporation 's Series B Preferred Stock (the "Series B Preferred Stock"), that an Early Conversion Event occurred on __________, and as such, you are hereby directed to surrender the Shares as $______ of the aggregate Liquidation Value of such Shares has been automatically converted into shares of the Corporation 's common stock, par value $.001 per share (the "Conversion Shares"), in accordance with the terms of the Certificate of Designation respecting the Series B Preferred Stock.

         Unless otherwise instructed, the Corporation shall issue the Conversion Shares and a new certificate representing the Shares not converted in the name of the holder of the Shares and deliver same as soon as practicable and in accordance with the provisions of the Certificate of Designation to the address set forth in the Corporation 's register respecting the Series B Preferred Stock.

Date:
     ----------------------------

MANSUR INDUSTRIES INC.

By:
   ------------------------------
   Name:
   Title:

                              ARTICLES OF AMENDMENT

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                             MANSUR INDUSTRIES INC.

                      (PURSUANT TO SECTION 607.0602 OF THE
                        FLORIDA BUSINESS CORPORATION ACT)

                      ------------------------------------


         Mansur Industries Inc., a corporation organized and existing under the Business Corporation Act of the State of Florida (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Business Corporation Act at a meeting duly called and held on August 23, 1999:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series C Convertible Preferred Stock:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 150,000, of which 50,000 shares shall be reserved for use in connection with the payment of dividends on the outstanding shares of Series C Preferred Stock pursuant to Section 3 hereof. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved as aforesaid, and no increase shall increase the number of shares of Series C Preferred Stock above the total number of authorized shares.

         Section 2. RANK. The Series C Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary: (i) senior to all of the Corporation's common stock, par value $.001 per share (the "Common Stock"); (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to the Series C Preferred Stock (collectively, with the Common Stock, "Junior Securities" or "Junior Stock");
(iii) on parity with the Series B Preferred Stock, par value $1.00 per share ("Series B Preferred Stock") of the Company: and (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock or Series C Preferred Stock ("Parity Securities" or "Parity Stock"). While any shares of Series C Preferred Stock are outstanding, no equity securities senior to the Series C Preferred Stock, as to distribution of assets, payment of dividends or otherwise ("Senior Securities") or Parity Securities and no options, warrants or other rights (collectively, "Options") to purchase or acquire Senior Securities or Parity Securities, or any securities (collectively, "Convertible Securities") by their terms convertible into or exchangeable for Senior Securities or Parity Securities, or any Options to purchase or acquire such Convertible Securities, shall be authorized or issued and (except for shares issued as dividends on outstanding shares of Series C Preferred Stock) no additional shares of Series C Preferred Stock, or Options to acquire Series C Preferred Stock, or Convertible Securities convertible into or exchangeable for Series C Preferred Stock, or any Option to acquire such Convertible Securities, shall be issued, in each case, without the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting as a single class. This prohibition shall not include the authorization or issuance of any form of debt securities or instruments to a bank or other institution.

         Section 3. DIVIDENDS.

                  (a) The dividend rate payable with respect to the outstanding shares of Series C Preferred Stock ("Dividend Rate") shall be 8.00% of the Liquidation Value (as defined below) of each share per annum. During the period commencing on the date of initial issuance of the Series C Preferred Stock and continuing through the second anniversary of the date thereof, all such dividends shall be paid by the Corporation, in lieu of cash, through the issuance of additional shares of Series C Preferred Stock valued at the Liquidation Value. Thereafter, all such dividends may, at the option of the Corporation, be paid in lieu of cash, through the issuance of additional shares of the Series C Preferred Stock, cash legally available for payment thereof, or any combination of Series C Preferred Stock and cash whether or not such dividends have been declared. If dividends are paid by the Corporation through the issuance of additional shares of Series C Preferred Stock and such dividends would, but for the provisions hereof, be payable with a fractional share, the Corporation shall pay, in lieu of such fractional share, cash in an amount equal to the value of such fractional share. Dividends on the Series C Preferred Stock shall accrue from the date of issuance or thereafter, from the most recent date on which dividends were payable, and shall be payable semi-annually on June 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on December 31, 1999; provided, however, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Corporation on June 10 and December 10 of each year (each of such dates a "Record Date"). Semi-annual dividend periods (each a "Dividend Period") shall commence on and include the 1st day of July and January of each year and shall end on and include the day next preceding the next following Dividend Payment Date.

                  (b) No dividends shall be declared or paid or set apart for payment on any Common Stock, Parity Stock or Junior Stock during any semi-annual period unless full dividends on the Series C Preferred Stock for all Dividend Periods ending prior to or during such semi-annual period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any other Parity Stock, dividends upon the Series C Preferred Stock and dividends on such other Parity Stock payable during such semi-annual period shall be declared pro rata so that the amount of such dividends so payable per share on the Series C Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that full dividends on the shares of Series C Preferred Stock and full dividends, if any, on shares of such other Parity Stock, bear to each other. If full dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment, no dividend or distribution, other than in shares of Junior Stock, may be declared, set aside or paid on any shares of Junior Stock. Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends provided for herein. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Series C Preferred Stock which may be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company in a separate deposit account maintained for the benefit of the holders of the Series C Preferred Stock, or, in the case of payment of dividends through the issuance of shares of the Corporation's Series C Preferred Stock, the deposit of certificates representing such shares of Series C Preferred Stock with such bank or trust company.

         Section 4. VOTING RIGHTS. On all matters to come before the shareholders of the Corporation, the holders of Series C Preferred Stock will vote together with the holders of the Common Stock and Series B Preferred Stock as a single class, with each share of Series C Preferred Stock and Series B Preferred Stock entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price (as hereinafter defined) is calculated except as required by law.

                  To the extent that under Florida law or this Certificate of Designation the vote of the holders of shares of Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock shall constitute the approval of such action by the class. Holders of shares of Series C Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice shall be provided pursuant to the Corporation's bylaws and applicable law.

         Section 5. CONVERSION. Subject to and upon compliance with this SECTION 5, the holders of shares of Series C Preferred Stock shall have conversion rights as follows:

                  (a) OPTIONAL CONVERSION. Each holder of a share of Series C Preferred Stock shall have the right, at any time or from time to time prior to the Redemption Date (as defined below), at the office of the Corporation or any transfer agent for the Series C Preferred Stock, to convert such share of Series C Preferred Stock into that number of fully paid and nonassessable shares of Common Stock equal to $100 divided by the Conversion Price of such share of Series C Preferred Stock as set forth in SECTION 6 hereof. The number of shares of Common Stock into which the Series C Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate." Notwithstanding the foregoing, the Corporation shall not be obligated to accept shares of Series C Preferred Stock for conversion if such conversion would require the Corporation to issue a certificate or certificates evidencing less than an aggregate of 50,000 shares of Common Stock on any Date of Conversion (as defined below).

                  (b) EARLY CONVERSION EVENT. If, after the first anniversary of the date of issuance of the shares of Series C Preferred Stock, the closing bid price of the Common Stock, as reported on Nasdaq (or the closing sale price if the Common Stock is then traded on any principal national exchange or Nasdaq National Market) exceeds 175% of the Conversion Price for a period of twenty
(20) consecutive trading days, including the twenty (20) trading days prior to such first anniversary (the "Calculation Period"), an early conversion event ("Early Conversion Event") shall have occurred. Upon the first Early Conversion Event, if any, in each calendar quarter, the aggregate Liquidation Value of the outstanding shares of Series C Preferred Stock shall automatically and without any action by the holders of the Series C Preferred Stock or the Corporation be converted into shares of Common Stock, on a pro rata basis, in an amount determined in accordance with the following formula:

                             CPS = [(V-Y)] x 22 x CP

where CPS is the aggregate stated Liquidation Value of the Series C Preferred Stock to be converted; V is the average daily reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered national securities association during the Calculation Period and Y is the sum of (i) shares of Common Stock which the Corporation then has the right to issue upon an "Early Conversion Event" under the Corporation's outstanding 8 1/4% Subordinated Convertible Notes due 2003 (the "Convertible Notes"), plus (ii) shares of Common Stock subject to then effective resale registration statements of the Corporation other than Registration Statements on Form S-8 or S-4 and other than registration statements with respect to Common Stock underlying the Convertible Notes, the Series B Preferred Stock and the Series C Preferred Stock which remain unsold at such time; and CP is the applicable Conversion Price. For purposes of calculating V, trading volume in excess of 100,000 shares on any trading day shall not be included, unless such amounts do not exceed 200% of the trailing 30-day average reported volume of trading.

                  Notwithstanding the foregoing, none of the outstanding shares of Series C Preferred Stock shall be converted as a result of an Early Conversion Event pursuant to this SECTION 5 unless the resale of the shares of Common Stock issuable upon such conversion is subject to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from registration under the Securities Act is then available. Accrued dividends on the shares of Series C Preferred Stock converted upon the occurrence of an Early Conversion Event shall be paid on the next Dividend Payment Date in accordance with SECTION 3 hereof.

                  (c) MECHANICS OF CONVERSION. Before a holder shall be entitled to receive shares of Common Stock upon conversion of shares of Series C Preferred Stock, the holder of shares of Series C Preferred Stock shall (i) fax or otherwise deliver a copy of the fully executed notice of conversion in the form attached hereto as EXHIBIT A ("Notice of Conversion") to the Corporation at its principal office and to the office of its designated transfer agent that such holder elects to convert the same, which notice shall specify the number of shares of Series C Preferred Stock to be converted and shall contain the Conversion Price (together with a copy of the first page of each certificate to be converted) prior to 5:00 p.m., Eastern Standard time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and
(ii) surrender the original certificate or certificates for the shares of Series C Preferred Stock to be converted, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or two-day courier, to the principal office of the Corporation or to the office of its designated transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C Preferred Stock are delivered to the Corporation or its transfer agent as provided above. Upon the conversion of shares of Series C Preferred Stock in connection with an Early Conversion Event, the Corporation shall send to the holders of shares of Series C Preferred Stock a Notice of Early Conversion (in the form attached hereto as EXHIBIT B) stating the aggregate Liquidation Value of shares of Series C Preferred Stock to be converted and the number of shares of Common Stock into which such Liquidation Value shall be converted.

                  Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any certificate representing shares of Series C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of any certificate representing shares of Series C Preferred Stock, if mutilated, the Corporation shall execute and deliver a new certificate of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional share to which the holder of shares of Series C Preferred Stock would otherwise be entitled, the Corporation shall pay cash to such holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation shall be deemed conclusive absent manifest error.

                  The Corporation shall use all reasonable efforts to issue and deliver within seven (7) business days after delivery to the Corporation of the certificates representing the shares of Series C Preferred Stock to be converted, or after such agreement and indemnification, to such holder of shares of Series C Preferred Stock at the address of the holder on the books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is delivered to and received by the Corporation before 5:00 p.m., Eastern time, on the Date of Conversion, and (ii) that the original stock certificates representing the shares of Series C Preferred Stock to be converted are received by the Corporation or the transfer agent within two (2) business days thereafter. In the case of an Early Conversion Event, the last date of the Calculation Period shall be deemed to be the Date of Conversion. The person or persons entitled to receive the shares of Series C Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion. In the case of an optional conversion, if the original certificates representing the shares of Series C Preferred Stock to be converted are not received by the Corporation or the transfer agent within two (2) business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Corporation or its transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Corporation's option, may be declared null and void.

                  Following any conversion of shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except for the right to receive Common Stock. All shares of Series C Preferred Stock subject to an Early Conversion Event shall be deemed to be cancelled upon such holder's receipt of shares of Common Stock in connection with any such conversion.

                  (d) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         Section 6. CONVERSION PRICE. The "Conversion Price" per share of the Series C Preferred Stock shall be $11.50, subject to adjustment as set forth below, with all such adjustments, if any, being cumulative from the date of initial issuance of shares of Series C

Preferred Stock such that all outstanding shares of Series C Preferred Stock have the same Conversion Price regardless of their date of issuance.

         6.1 ADJUSTMENT OF THE NUMBER OF SHARES OF COMMON STOCK AND THE CONVERSION PRICE. The number of shares of Common Stock issuable upon conversion and the Conversion Price shall be subject to adjustment as follows:

                  (a) In case the Corporation shall at any time after the date of the initial issuance of Series C Preferred Stock and prior to the conversion of all outstanding shares thereof (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether in shares of Common Stock, of capital stock of any other class or Options to purchase or acquire capital stock, Convertible Securities convertible or exchangeable for capital stock, or Options with respect to such Convertible Securities), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) reclassify, reorganize or effect any similar transaction with respect to any of its shares of Common Stock, or in substitution or exchange therefor (other than a change in par value, or from par value to no par value, or from no par value to par value), then the number and, if applicable, kind of shares of Common Stock to be received by any holder of shares of Series C Preferred Stock (a "Holder") shall be adjusted so that the Holder will be entitled to receive on conversion the number and kind of shares of capital stock or other securities which it would have owned immediately following such action had its Series C Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the payment date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, reorganization or similar transaction. If, as a result of an adjustment made pursuant to this subsection (a), a Holder shall become entitled to receive shares of two or more classes of capital stock of the Corporation or other securities, the Board of Directors or a duly authorized committee thereof shall in good faith determine (which determination shall be conclusive and binding) the allocation of the Conversion Price between or among shares of such classes of capital stock or other securities. After such allocation, the Conversion Price and number of shares of each class of capital stock that is issuable upon conversion shall thereafter be subject to adjustment in a manner and on terms determined by the Board of Directors (which determination shall be conclusive and binding) to be as nearly equivalent as practicable to those applicable to Common Stock under this Section 6.

                  (b) (i) From the date of the initial issuance of the shares of Series C Preferred Stock to and including the first anniversary of the date thereof, if the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares (as hereinafter defined) for consideration per share (the "Issuance Price") less than the Conversion Price (as herein defined) per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the Issuance Price.

                           (ii) After the first anniversary and prior to the
second anniversary of the initial issuance of the shares of Series C Preferred Stock, if the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share less than the Conversion Price per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determined: by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the Conversion Price per share in effect immediately prior to such issuance and (2) the consideration, if any, received by the Corporation upon such issuance by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance.

                           (iii) If at any time prior to the second anniversary
of the initial issuance of the shares of Series C Preferred Stock, the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share greater than the Conversion Price but lower than the market price per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by the factor determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the market price per share in effect immediately prior to such issuance and (2) the consideration, if any, received by the Corporation upon such issuance by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market price per share in effect immediately prior to such issuance; PROVIDED, HOWEVER, no adjustment shall be made to the Conversion Price if (i) such issuance is in connection with a firm commitment underwritten public offering or (ii) the consideration per share is equal to or greater than 85% of the market price per share in effect immediately prior to such issuance. For purposes hereof, the "market price" as of any measurement date shall be the average of the closing prices of the Common Stock for each of the 10 consecutive trading days immediately preceding such measurement date.

                  (c) CERTAIN ADJUSTMENT FACTORS. For the purposes of any adjustment of the Conversion Price pursuant to paragraph (b) above, the following provisions shall be applicable:

                           (x) CASH. In the case of the issuance of shares of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such shares of Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof; and

                           (y) CONSIDERATION OTHER THAN CASH. In the case of the issuance of shares of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined by the Board of Directors of the Corporation based on an opinion of an outside financial advisor of recognized regional or national standing, which may, but need not, be the independent public accountants who serve as the regular auditors of the Corporation (the "Financial Advisor"), whose determination shall be conclusive and binding), irrespective of any accounting treatment; and

                           (z) OPTIONS AND CONVERTIBLE SECURITIES. In the case of the issuance of (i) Options to purchase or acquire shares of Common Stock (whether or not exercisable immediately following such issuance),
         (ii) Convertible Securities by their terms convertible into or exchangeable for shares of Common Stock (whether or not so convertible or exchangeable immediately following such issuance), or (iii) Options to purchase such Convertible Securities (whether or not exercisable immediately following such issuance):

                                    (1) the aggregate maximum number of shares
                  of Common Stock deliverable upon exercise of such Options to purchase or acquire shares of Common Stock shall be deemed to have been issued at the time such Options are first issued and for a consideration equal to the consideration (determined in the manner provided in clauses (x) and (y) above), if any, received by the Corporation upon the issuance of such Options plus the purchase price provided in such Options for the shares of Common Stock covered thereby (if the purchase price per share of Common Stock is expressed as a range, the purchase price per share for purposes of this subparagraph
                  (z)(1) shall be the average of such range of prices);

                                    (2) the aggregate maximum number of shares
                  of Common Stock deliverable upon conversion of or in exchange for any such Convertible Securities, or upon the exercise of Options to purchase or acquire such Convertible Securities and the subsequent conversion or exchange thereto shall be deemed to have been issued at the time such convertible or exchangeable securities or such options, warrants or other rights are first issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities or Options (excluding any cash received on account of accrued interest or accumulated dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities and the exercise of any Options (the consideration in each case to be determined in the manner provided in clauses (x) and (y) above);

                                    (3) on any change in the number of shares of
                  Common Stock deliverable upon exercise of any such Options which have become exercisable or conversion of or exchange of such Convertible Securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had such adjustment been made upon the original issuance of such Options; provided, however, no adjustment shall be made with respect to such Options exercised prior to such change, or Convertible Securities converted or exchanged prior to such change;

                                    (4) on the expiration or cancellation of any
                  such Options or the termination of the right to convert or exchange such Convertible Securities, if the Conversion Price shall have been adjusted upon such securities being issued or becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                                    (5) if the Conversion Price shall have been
                  adjusted when such Options were first issued or such Convertible Securities were first issued, no further adjustment of the Conversion Price shall be made for the actual issuance of shares of Common Stock upon the exercise, conversion or exchange thereof.

                  (d) EXCLUDED SHARES. "Excluded Shares" shall mean (i) any shares of Common Stock issued in a transaction described in Section 6.1(a) of this Agreement; and (ii) issuances of shares of Common Stock from time to time pursuant to employment agreements, stock option or bonus plans authorized by the Board of Directors of the Corporation as of the date hereof, (iii) issuances of Common Stock, or Options to acquire shares of Common Stock, or Convertible Securities convertible into or exchangeable for Common Stock pursuant to the terms of any acquisition by the Corporation of all or substantially all of the operating assets, or more than fifty percent (50%) of the voting capital stock or other controlling interest of any business entity in a transaction negotiated on an arms-length basis and expressly approved in advance by the Board of Directors of the Corporation; (iv) issuances of shares of Common Stock from time to time upon the exercise, exchange or conversion of warrants, options, convertible securities, the Convertible Notes or other securities outstanding as of the date hereof, and (v) issuances of shares of Common Stock from time to time pursuant to the anti-dilution provisions of other securities. For purposes hereof, "voting capital stock" shall be deemed to be capital stock of any class or classes, however designated having ordinary voting power for the election of members of the board of directors or other governing body and "controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting capital stock, by contract or otherwise.

                  (e) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.2% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest tenth of a cent or to the nearest one-hundredth of a share, as the case may be.

                  (f) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issuance of Common Stock for the purposes of this Section 6.

         6.2 RIGHTS TO PURCHASE OTHER SECURITIES. If any of the following shall occur:

                  Without limiting any provisions of Section 9:

                  (a) any Corporate Change (as hereinafter defined) to which the Corporation is a party, other than a Corporate Change in which the Corporation is the continuing or surviving Corporation and which does not result in any reclassification of, or change (other than as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or

                  (b) any sale or transfer to another corporation or entity of all or substantially all of the assets of the Corporation;

then, and in either such case, the Holder of each share of Series C Preferred Stock then outstanding shall have the right to purchase the kind and amount of shares of stock and/or other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock issuable upon conversion of such stock immediately prior to such consolidation, merger, sale, or transfer. The provisions of this Section 6.2 shall similarly apply to successive consolidations, mergers, sales or transfers.

         6.3 NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock issuable upon the conversion of each share of Series C Preferred Stock or the Conversion Price of such shares of Series C Preferred Stock is adjusted or reduced, as herein provided, the Corporation shall mail by first class, postage prepaid, to each Holder (a) notice of any reduction on or before the day the reduction takes effect, which shall state the reduced Conversion Price and the period during which it will be in effect and/or (b) a certificate setting forth the number of shares of Common Stock issuable upon the conversion of each share of Series C Preferred Stock and the Conversion Price on such shares of Series C Preferred Stock after adjustment setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  6.4 NO ADJUSTMENT FOR DIVIDEND. No adjustment in respect of any cash dividends shall be made while the Series C Preferred Stock is outstanding or upon the conversion of the Series C Preferred Stock.

                  6.5 CERTAIN EVENTS. If any event occurs as to which in the reasonable judgment of the Board of Directors of the Corporation , in good faith, the other provisions of this Section 6 are not strictly applicable but the lack of any adjustment would not in the opinion of the Board of Directors of the Corporation fairly reflect the purchase rights of the Holders of the Series C Preferred Stock in accordance with the basic intent and principles of the provisions of this Agreement then the Board of Directors of the Corporation shall appoint a Financial Advisor which shall give its opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established and the other provisions of this Section 6, necessary to preserve, without dilution, the exercise rights of the Holders. Upon receipt of such opinion, the Corporation shall forthwith make the adjustments described therein which adjustments shall be conclusive and binding.

         Section 7. STATUS OF CONVERTED OR REACQUIRED SHARES. Any shares of Series C Preferred Stock converted into shares of Common Stock pursuant to
SECTION 5 hereof or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the conversion or acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series C Preferred Stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of preferred stock or any similar stock or as otherwise required by law.

         Section 8. LIQUIDATION, DISSOLUTION OR CHANGE OF CONTROL.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders under applicable law, prior and in preference to any distribution to holders of the Common Stock or any Junior Securities but in parity with any distribution to holders of Parity Securities, an amount of $100 per share (the "Liquidation Value"), plus a sum equal to all dividends accrued on such shares (whether or not declared) and unpaid through and including the then current Dividend Period. If upon the occurrence of such event, the assets and funds to be distributed among the holders of shares of Series B Preferred Stock, Series C Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of shares of Series B Preferred Stock, Series C Preferred

Stock and Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of shares of Series B Preferred Stock, Series C Preferred Stock and Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Articles of Incorporation and any certificate of designation of preferences.

                  (b) Upon the completion of the distribution required by subsection 8(a) above, if assets remain in the Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection 8(a)) and Junior Securities in accordance with the Corporation's Articles of Incorporation, including any duly adopted certificate(s) of designation of preferences.

                  (c) (i) Upon a Change of Control (as defined below) of the Corporation, each holder of the Series C Preferred Stock will have the option to require the Corporation to repurchase such holder's shares of Series C Preferred Stock at a price per share equal to the Liquidation Value plus any accrued and unpaid dividends. A "Change of Control" shall have occurred: (A) when any person or group is or becomes the beneficial owner of 50% or more of the then outstanding voting capital stock of the Corporation, (B) when, during any period of two consecutive years after the closing of the sale of the Series C Preferred Stock, individuals who at the beginning of such period constituted the Corporation's Board of Directors, or whose nomination for election by the Corporation's shareholders was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors then in office or (C) upon any sale, transfer or other conveyance of all or substantially all of the assets of the Corporation.

                           (ii) Upon the occurrence of a Change of Control, the
Corporation will offer to repurchase (the "Change of Control Purchase Offer") all outstanding shares of Series C Preferred Stock, and each holder of outstanding shares of Series C Preferred Stock will have the right to require that the Corporation repurchase such holder's shares of Series C Preferred Stock, at the price set forth in clause (i) of this subsection 8(c). Within 30 days following any Change of Control, the Corporation shall mail a notice, by first class mail, to each holder of record of Series C Preferred Stock (a "Change of Control Notice"), at his address of record, stating:

                                    (A) that a Change of Control has occurred
                  and that such holder has the right to require the Corporation to purchase such holder's shares of Series C Preferred Stock at the price set forth above;

                                    (B) the circumstances and relevant facts
                  regarding such Change of Control;

                                    (C) the date on which the Corporation will
                  repurchase any shares of Series C Preferred Stock which the holders require the

                  Corporation to repurchase in accordance with this subsection 8(c), which date shall be no earlier than 30 days nor later than 60 days from the date such Change of Control Notice is mailed (the "Change of Control Purchase Date");

                                    (D) that, unless the Corporation defaults in
                  making such payment, any shares of Series C Preferred Stock accepted for payment pursuant to the Change of Control Purchase Offer shall cease to accrue dividends after the Change of Control Purchase Date;

                                    (E) that holders of Series C Preferred Stock
                  electing to have their shares repurchased pursuant to any Change of Control Purchase Offer shall be required to surrender the original certificates for the shares of Series C Preferred Stock at the address specified in the notice, at least three business days before the Change of Control Purchase Date; and

                                    (F) that the holders of Series C Preferred
                  Stock shall be entitled to withdraw their election if the Corporation receives, not later than the last business day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series C Preferred Stock the holder delivered for repurchase and a statement that such holder is withdrawing his election to have such shares repurchased.

                           (iii) Each holder of shares of Series C Preferred
Stock electing to have such shares purchased by the Corporation pursuant to this subsection 8(c) shall deliver to the Corporation at its principal office, at least three business days prior to the Change of Control Purchase Date, the original certificate or certificate(s) for the shares to be purchased duly endorsed, together with written notice to the Corporation specifying the number of shares of Series C Preferred Stock to be purchased. Holders of Series C Preferred Stock will be entitled to withdraw their election if the Corporation receives, not later than one business day prior to the Change of Control Purchase Date, a telegram, facsimile transmission or letter, at its principal office, setting forth the name of the holder, the number of shares of Series C Preferred Stock which were delivered by the holder for purchase by the Corporation and a statement that such holder is withdrawing his election to have such shares purchased.

                           (iv) Promptly following the Change of Control
Purchase Date, the Corporation will mail or deliver to each holder of shares of Series C Preferred Stock who properly tendered such shares to the Corporation for purchase pursuant to this subsection 8(c) and did not withdraw such election, at his, her or its address of record, an amount equal to the purchase price for the shares of Series C Preferred Stock so delivered for purchase as set forth in this subsection 8(c). Unless the Corporation shall have defaulted in the payment of the purchase price for shares of Series C Preferred Stock tendered for purchase by the Corporation, all rights of the holders of such shares (except the right to receive the purchase price therefor) shall cease with respect to such shares on the Change of Control Purchase Date and such shares shall not, after the Change of Control Purchase Date, be deemed to be outstanding and shall not have the status of Series C Preferred Stock.

                           (v) The Corporation will comply, to the extent
applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other applicable securities laws or regulations in connection with the repurchase of Series C Preferred Stock pursuant to this subsection 8(c). To the extent that the provisions of any securities laws or regulations conflict with the provisions of this subsection 8(c), the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

         Section 9. CONSOLIDATION, MERGER, ETC. Except as set forth in Section 8(c) hereof, and without limiting any provision of Section 6.2 hereof, in the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Corporation's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any Affiliate thereof), the Series C Preferred Stock shall be assumed by the acquiring entity and thereafter the Series C Preferred Stock shall be convertible into such class and type of securities as the holder of shares of Series C Preferred Stock would have received had such holder converted the Series C Preferred Stock immediately prior to such Corporate Change.

         Section 10. REDEMPTION.

                           (a) OPTIONAL REDEMPTION. Subject to earlier
conversion, commencing on May 17, 2002 and continuing through the Mandatory Redemption Date (as defined below), the Corporation shall have the right, exercisable at any time and from time to time, to redeem shares of Series C Preferred Stock at the following prices plus the payment of all accrued and unpaid dividends:

            YEAR REDEEMED                      PRICE
            -------------                      -----
                2002                  104% of Liquidation Value

                2003                  102% of Liquidation Value

                  If less than all of the outstanding shares of Series C Preferred Stock are called for redemption pursuant to this SECTION 10(A), shares of Series C Preferred Stock shall be redeemed on a pro rata basis among the holders thereof. Each holder of Series C Preferred Stock will be given notice of such redemption pursuant to Section 10(c) and will have the right to convert the Series C Preferred Stock into shares of Common Stock prior to the redemption date specified in such notice.

                  (b) MANDATORY REDEMPTION.

                           (i) The Corporation will be required to redeem the
outstanding shares of Series C Preferred Stock on May 17, 2004 (the "Mandatory Redemption Date"), at a redemption price per share equal to the Liquidation Value plus accrued and unpaid dividends.

                           (ii) If at any time, (A) the Corporation shall breach
the terms and conditions contained in this certificate of designation, (B) the Corporation shall breach any representation, warranty, or covenant contained in that certain Series C Convertible Stock Purchase Agreement, dated August __, 1999, between the Corporation and the initial Holders or any subsequent Series C Stock Purchase Agreement with like terms, or (C) the Corporation shall fail to make a dividend payment on a Dividend Payment Date (each a "Breach"), prompt notice of such Breach shall be given to each Holder by the Corporation at such time as the Corporation becomes aware of such Breach and (without limiting any rights of Holder) prompt notice of such Breach shall be given to the Corporation by each Holder at such time such Holder becomes aware of such Breach, and any Holder shall give written notice to the Corporation of its desire to have the Corporation redeem its shares of Series C Preferred Stock, such shares shall be redeemed by the Corporation at a redemption price per share equal to the greater of the amounts that would at that time be payable under Section 10(a) hereof had the Corporation exercised its right to redeem the shares of Series B Preferred Stock thereunder or the Liquidation Value plus accrued and unpaid dividends; PROVIDED, HOWEVER, no Holder shall have the right to request a redemption of its shares of Series C Preferred Stock pursuant to this SECTION 10(B)(II) unless and until the Corporation shall have failed to cure any such Breach within a period of ten (10) days after having received written notice thereof from the Holder.

                  (c) MECHANICS OF REDEMPTION. Notice of redemption of the Series C Preferred Stock, specifying the redemption date and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not less than 30 nor more than 60 calendar days prior to the date upon which the Corporation shall redeem the Series C Preferred Stock (the "Redemption Date"). Each such notice shall also specify the redemption price applicable to the shares to be redeemed. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

                           (i) Notice of redemption of shares of the Series C
Preferred Stock having been given as provided in SECTION 10(C), then unless the Corporation shall have defaulted in the payment of the redemption price and all accrued and unpaid dividends (whether or not declared), all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends, whether or not declared) shall cease with respect to such shares on the Redemption Date and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Series C Preferred Stock. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                           (ii) Shares of the Series C Preferred Stock are not
subject or entitled to the benefit of a sinking fund.

                           (iii) Notwithstanding the foregoing, if notice of
redemption shall have been given pursuant to this SECTION 10 and any holder of the Series C Preferred Stock shall, prior to the close of business on the date three business days next preceding the Redemption Date, give written notice to the Corporation pursuant to SECTION 5 hereof of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the redemption shall not become effective as to such shares and the conversion shall become effective as provided in SECTION 5.

                           (iv) If on the Mandatory Redemption Date funds
legally available to the Corporation for redemption of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock are insufficient to redeem all such shares of Series B Preferred Stock and Series C Preferred Stock, such available funds shall be used by the Corporation to redeem shares of Series B Preferred Stock and Series C Preferred Stock from all holders ratably in proportion to the full number of shares they would otherwise be entitled to have redeemed. In the event that less than all outstanding shares of Series B Preferred Stock and Series C Preferred Stock are redeemed on the Mandatory Redemption Date, the Corporation will continue to redeem shares of Series B Preferred Stock and Series C Preferred Stock from time to time as soon as practicable after funds become legally available therefor (ratably if the funds legally available remain insufficient to redeem all shares required to be redeemed) until all shares of Series B Preferred Stock and Series C Preferred Stock required to be redeemed shall have been redeemed. Until actually redeemed, each share of Series C Preferred Stock will continue to enjoy all rights and benefits hereof, including the right to convert into shares of Common Stock.

                  (d) CONVERSION PRICE ADJUSTMENT FOR FAILURE TO REDEEM. If the Corporation fails to redeem all outstanding shares of Series C Preferred Stock on the Mandatory Redemption Date, then, without any action by the holders of shares of Series C Preferred Stock, the then current Conversion Price respecting any shares of Series C Preferred Stock not redeemed by the Corporation shall be reduced (but shall not be increased) to the greater of: (i) fifty percent (50%) of the then current Conversion Price, and (ii) the closing price of the Common Stock as reported by Nasdaq (or such principal national exchange on which the Common Stock is then listed) on the Mandatory Redemption Date.

          Section 11. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class.

         Section 12. NOTICES. Written notice of each meeting of the shareholders of the Corporation shall be given by first-class mail not less than ten (10) days prior to such meeting to each holder of record of the Series C Preferred Stock to the address of such record holder shown on the Corporation's records.

         IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation by its Chief Executive Officer this 23rd day of August, 1999.

                                                    MANSUR INDUSTRIES INC.

                                                    By: /s/ PAUL I. MANSUR
                                                        ----------------------
                                                        Paul I. Mansur
                                                        Chief Executive Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

                    (TO BE EXECUTED BY THE REGISTERED HOLDER
                IN ORDER TO CONVERT THE SERIES C PREFERRED STOCK)

         The undersigned hereby irrevocably elects to convert ______ shares of Series C Preferred Stock, represented by stock certificate No(s). ________________ (the "Series C Preferred Stock Certificates") into shares of common stock, par value $.001 per share ("Common Stock"), of Mansur Industries Inc., (the "Corporation") according to the conditions of the Certificate of Designation of Series C Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made pursuant to registration of such shares of Common Stock under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act.

Conversion Calculations:

                                           ------------------------------------
                                           Date of Conversion

                                           ------------------------------------
                                           Applicable Conversion Price

                                           ------------------------------------
                                           Signature

                                           ------------------------------------
                                           Name

                                           Address:

                                           ------------------------------------

                                           ------------------------------------

*No shares of Common Stock will be issued until the original Series C Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Corporation or its designated Transfer Agent. The original Stock Certificate(s) representing the Series C Preferred Stock to be converted and the Notice of Conversion must be received by the Corporation or its designated Transfer Agent by the second business day following the Date of Conversion, or the Notice of Conversion, at the Corporation's option, may be declared null and void.

                                                                       EXHIBIT B

                        NOTICE OF EARLY CONVERSION EVENT

         Mansur Industries Inc. (the "Corporation ") hereby notifies ____________________, the holder of ___________ shares (the "Shares") of the
Corporation 's Series C Preferred Stock (the "Series C Preferred Stock"), that an Early Conversion Event occurred on __________, and as such, you are hereby directed to surrender the Shares as $______ of the aggregate Liquidation Value of such Shares has been automatically converted into shares of the Corporation 's common stock, par value $.001 per share (the "Conversion Shares"), in accordance with the terms of the Certificate of Designation respecting the Series C Preferred Stock.

         Unless otherwise instructed, the Corporation shall issue the Conversion Shares and a new certificate representing the Shares not converted in the name of the holder of the Shares and deliver same as soon as practicable and in accordance with the provisions of the Certificate of Designation to the address set forth in the Corporation's register respecting the Series C Preferred Stock.

Date:
     ------------------------------

MANSUR INDUSTRIES INC.

By:
   ------------------------------

   Name:
        --------------------------
   Title:
        --------------------------

                              ARTICLES OF AMENDMENT

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES D CONVERTIBLE PREFERRED STOCK

                                       OF

                             MANSUR INDUSTRIES INC.

                      (PURSUANT TO SECTION 607.0602 OF THE
                        FLORIDA BUSINESS CORPORATION ACT)

                      ------------------------------------


         Mansur Industries Inc., a corporation organized and existing under the Business Corporation Act of the State of Florida (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Business Corporation Act at a meeting duly called and held on May 1, 2000:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series D Convertible Preferred Stock:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be 150,000, of which 50,000 shares shall be reserved for use in connection with the payment of dividends on the outstanding shares of Series D Preferred Stock pursuant to Section 3 hereof. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved as aforesaid, and no increase shall increase the number of shares of Series D Preferred Stock above the total number of authorized shares.

         Section 2. RANK. The Series D Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(i) senior to all of the Corporation's common stock, par value $.001 per share (the "Common Stock"); (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to the Series D Preferred Stock (collectively, with the Common Stock, "Junior Securities" or "Junior Stock"); (iii) on parity with the Series B Convertible Preferred Stock, par value $1.00 per share ("Series B Preferred Stock") of the Company; (iv) on parity with the Series C Convertible Preferred Stock, par value $1.00 per share ("Series C Preferred Stock") of the Company; and (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock ("Parity Securities" or "Parity Stock"). While any shares of Series D Preferred Stock are outstanding, no equity securities senior to the Series D Preferred Stock, as to distribution of assets, payment of dividends or otherwise ("Senior Securities") or Parity Securities and no options, warrants or other rights (collectively, "Options") to purchase or acquire Senior Securities or Parity Securities, or any securities (collectively, "Convertible Securities") by their terms convertible into or exchangeable for Senior Securities or Parity Securities, or any Options to purchase or acquire such Convertible Securities, shall be authorized or issued and (except for shares issued as dividends on outstanding shares of Series D Preferred Stock) no additional shares of Series D Preferred Stock, or Options to acquire Series D Preferred Stock, or Convertible Securities convertible into or exchangeable for Series D Preferred Stock, or any Option to acquire such Convertible Securities, shall be issued, in each case, without the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a single class. This prohibition shall not include the authorization or issuance of any form of debt securities or instruments to a bank or other institution.

         Section 3. DIVIDENDS.

                  (a) The dividend rate payable with respect to the outstanding shares of Series D Preferred Stock ("Dividend Rate") shall be 8.25% of the Liquidation Value (as defined below) of each share per annum. During the period commencing on the date of initial issuance of the Series D Preferred Stock and continuing through the second anniversary of the date thereof, all such dividends shall be paid by the Corporation, in lieu of cash, through the issuance of additional shares of Series D Preferred Stock valued at the Liquidation Value. Thereafter, all such dividends may, at the option of the Corporation, be paid in lieu of cash, through the issuance of additional shares of the Series D Preferred Stock, cash legally available for payment thereof, or any combination of Series D Preferred Stock and cash whether or not such dividends have been declared. If dividends are paid by the Corporation through the issuance of additional shares of Series D Preferred Stock and such dividends would, but for the provisions hereof, be payable with a fractional share, the Corporation shall pay, in lieu of such fractional share, cash in an amount equal to the value of such fractional share. Dividends on the Series D Preferred Stock shall accrue from the date of issuance or thereafter, from the most recent date on which dividends were payable, and shall be payable semi-annually on June 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on June 30, 2000; PROVIDED, HOWEVER, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Corporation on June 10 and December 10 of each year (each of such dates a "Record Date"). Semi-annual dividend periods (each a "Dividend Period") shall commence on and include the 1st day of July and January of each year and shall end on and include the day next preceding the next following Dividend Payment Date.

                  (b) No dividends shall be declared or paid or set apart for payment on any Common Stock, Parity Stock or Junior Stock during any semi-annual period unless full dividends on the Series D Preferred Stock for all Dividend Periods ending prior to or during such semi-annual period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and any other Parity Stock, dividends upon the Series D Preferred Stock and dividends on such other Parity Stock payable during such semi-annual period shall be declared pro rata so that the amount of such dividends so payable per share on the Series D Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that full dividends on the shares of Series D Preferred Stock and full dividends, if any, on shares of such other Parity Stock, bear to each other. If full dividends on the Series D Preferred Stock have not been declared and paid or set apart for payment, no dividend or distribution, other than in shares of Junior Stock, may be declared, set aside or paid on any shares of Junior Stock. Holders of the Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends provided for herein. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Series D Preferred Stock which may be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company in a separate deposit account maintained for the benefit of the holders of the Series D Preferred Stock, or, in the case of payment of dividends through the issuance of shares of the Corporation's Series D Preferred Stock, the deposit of certificates representing such shares of Series D Preferred Stock with such bank or trust company.

         Section 4. VOTING RIGHTS. On all matters to come before the shareholders of the Corporation, the holders of Series D Preferred Stock will vote together with the holders of the Common Stock, Series B Preferred Stock and Series C Preferred Stock as a single class, with each share of Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price (as hereinafter defined) is calculated except as required by law.

                  To the extent that under Florida law or this Certificate of Designation the vote of the holders of shares of Series D Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series D Preferred Stock shall constitute the approval of such action by the class. Holders of shares of Series D Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice shall be provided pursuant to the Corporation's bylaws and applicable law.

         Section 5. CONVERSION. Subject to and upon compliance with this SECTION 5, the holders of shares of Series D Preferred Stock shall have conversion rights as follows:

                  (a) OPTIONAL CONVERSION. (i) Each holder of a share of Series D Preferred Stock shall have the right, at any time or from time to time prior to the Redemption Date (as defined below), at the office of the Corporation or any transfer agent for the Series D Preferred Stock, to convert such share of Series D Preferred Stock into that number of fully paid and nonassessable shares of Common Stock equal to $100 divided by the Conversion Price of such share of Series D Preferred Stock as set forth in SECTION 6 hereof. The number of shares of Common Stock into which the Series D Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate." Notwithstanding the foregoing, the Corporation shall not be obligated to accept shares of Series D Preferred Stock for conversion if such conversion would require the Corporation to issue a certificate or certificates evidencing less than an aggregate of 50,000 shares of Common Stock on any Date of Conversion (as defined below).

                           (ii) Without limiting any other rights herein set
forth, if at any time or from time to time prior to the Redemption Date the Corporation issues any equity security (within the meaning of Section 3(a)(11) of the Securities Exchange Act of 1934, as amended) or any debt securities convertible into equity securities, other than Excluded Shares, each holder of a share of Series D Preferred Stock shall have the right to convert such share of Series D Preferred Stock into, as the case may be, (A) a number of such fully paid and nonassessable equity securities determined by dividing $100 by the purchase price of each such equity security in such transaction or (B) $100 aggregate principal amount of such convertible debt securities. This right of conversion shall terminate on the later to occur of (A) the first anniversary of the issuance of the shares of Series D Preferred Stock and (B) the date on which the Corporation first consummates the sale of shares of its equity securities or convertible debt securities for gross cash proceeds to the Corporation of $2.0 million or more, other than Excluded Shares. In the event any holder of a share of Series D Preferred Stock exercises any right under this subparagraph (ii), any securities so acquired shall be accompanied by all registration and other contractual rights, as acquired generally by purchasers of the Corporation's equity or convertible debt securities in the transaction giving rise to such rights.

                  (b) EARLY CONVERSION EVENT. If, after the first anniversary of the date of issuance of the shares of Series D Preferred Stock, the closing bid price of the Common Stock, as reported on Nasdaq (or the closing sale price if the Common Stock is then traded on any principal national exchange or Nasdaq National Market) exceeds 175% of the Conversion Price for a period of twenty
(20) consecutive trading days, including the twenty (20) trading days prior to such first anniversary (the "Calculation Period"), an early conversion event ("Early Conversion Event") shall have occurred. Upon the first Early Conversion Event, if any, in each calendar quarter, the aggregate Liquidation Value of the outstanding shares of Series D Preferred

Stock shall automatically and without any action by the holders of the Series D Preferred Stock or the Corporation be converted into shares of Common Stock, on a pro rata basis, in an amount determined in accordance with the following formula:

                             CPS = (V x 22 - Y) x CP

where CPS is the aggregate stated Liquidation Value of the Series D Preferred Stock to be converted; V is the average daily reported volume of trading in the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered national securities association during the Calculation Period and Y is the sum of (i) shares of Common Stock which the Corporation then has the right to issue upon an "Early Conversion Event" under the Corporation's outstanding 8 1/4% Subordinated Convertible Notes due 2003 (the "Convertible Notes") or under the Series B Preferred Stock and the Series C Preferred Stock, plus (ii) shares of Common Stock subject to then effective resale registration statements of the Corporation other than Registration Statements on Form S-8 or S-4 and other than registration statements with respect to Common Stock underlying the Convertible Notes, the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock which remain unsold at such time, plus (iii) shares of Common Stock issuable upon exercise of the Warrants; and CP is the applicable Conversion Price. For purposes of calculating V, trading volume in excess of 100,000 shares on any trading day shall not be included, unless such amounts do not exceed 200% of the trailing 30-day average reported volume of trading.

                  Notwithstanding the foregoing, none of the outstanding shares of Series D Preferred Stock shall be converted as a result of an Early Conversion Event pursuant to this SECTION 5 unless the resale of the shares of Common Stock issuable upon such conversion is subject to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from registration under the Securities Act is then available. Accrued dividends on the shares of Series D Preferred Stock converted upon the occurrence of an Early Conversion Event shall be paid on the next Dividend Payment Date in accordance with SECTION 3 hereof.

                  (c) MECHANICS OF CONVERSION. Before a holder shall be entitled to receive shares of Common Stock or other securities of the Corporation upon conversion of shares of Series D Preferred Stock, the holder of shares of Series D Preferred Stock shall (i) fax or otherwise deliver a copy of the fully executed notice of conversion in the form attached hereto as EXHIBIT A ("Notice of Conversion") to the Corporation at its principal office and to the office of its designated transfer agent that such holder elects to convert the same, which notice shall specify the number of shares of Series D Preferred Stock to be converted and shall contain the Conversion Price (together with a copy of the first page of each certificate to be converted) prior to 5:00 p.m., Eastern Standard time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificate or certificates for the shares of Series D Preferred Stock to be converted, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or two-day courier, to the principal office of the Corporation or to the office of its designated transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock or other securities of the Corporation issuable upon such conversion unless the certificates evidencing such shares of Series D Preferred Stock are delivered to the Corporation or its transfer agent as provided above. Upon the conversion of shares of Series D Preferred Stock in connection with an Early Conversion Event, the Corporation shall send to the holders of shares of Series D Preferred Stock a Notice of Early Conversion (in the form attached hereto as EXHIBIT B) stating the aggregate Liquidation Value of shares of Series D Preferred Stock to be converted and the number of shares of Common Stock into which such Liquidation Value shall be converted.

                  Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any certificate representing shares of Series D Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of any certificate representing shares of Series D Preferred Stock, if mutilated, the Corporation shall execute and deliver a new certificate of like tenor and date. No fractional shares of Common Stock or other securities of the Corporation shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional share to which the holder of shares of Series D Preferred Stock would otherwise be entitled, the Corporation shall pay cash to such holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation shall be deemed conclusive absent manifest error.

                  The Corporation shall use all reasonable efforts to issue and deliver within seven (7) business days after delivery to the Corporation of the certificates representing the shares of Series D Preferred Stock to be converted, or after such agreement and indemnification, to such holder of shares of Series D Preferred Stock at the address of the holder on the books of the Corporation, a certificate or certificates for the number of shares of Common Stock or other securities of the Corporation to which the holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is delivered to and received by the Corporation before 5:00 p.m., Eastern time, on the Date of Conversion, and (ii) that the original stock certificates representing the shares of Series D Preferred Stock to be converted are received by the Corporation or the transfer agent within two (2) business days thereafter. In the case of an Early Conversion Event, the last date of the Calculation Period shall be deemed to be the Date of Conversion. The person or persons entitled to receive the shares of Series D Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock or other securities of the Corporation on the Date of Conversion. In the case of an optional conversion, if the original certificates representing the shares of Series D Preferred Stock to be converted are not received by the Corporation or the transfer agent within two (2) business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Corporation or its transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Corporation's option, may be declared null and void.

                  Following any conversion of shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except for the right to receive Common Stock or other securities of the Corporation. All shares of Series D Preferred Stock subject to an Early Conversion Event shall be deemed to be cancelled upon such holder's receipt of shares of Common Stock or other securities of the Corporation in connection with any such conversion.

                  (d) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or other securities of the Corporation such number of shares of Common Stock or other securities as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock or other securities shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or other securities of the Corporation to such number of shares as shall be sufficient for such purpose.

                  (e) NOTICE OF CERTAIN EVENTS. The Corporation shall deliver written notice to each holder of Series D Preferred Stock at each issuance of equity securities or convertible debt securities giving rise to a right under paragraph (a)(ii) immediately preceding at least 30 days prior to the consummation thereof, describing in reasonable detail the pertinent transaction.

         Section 6. CONVERSION PRICE. The "Conversion Price" per share of the Series D Preferred Stock shall be $5.50, subject to adjustment as set forth below, with all such adjustments, if any, being cumulative from the date of initial issuance of shares of Series D Preferred Stock such that all outstanding shares of Series D Preferred Stock have the same Conversion Price regardless of their date of issuance.

                  6.1 ADJUSTMENT OF THE NUMBER OF SHARES OF COMMON STOCK AND THE CONVERSION PRICE. The number of shares of Common Stock issuable upon conversion and the Conversion Price shall be subject to adjustment as follows:

                           (a) In case the Corporation shall at any time after
the date of the initial issuance of Series D Preferred Stock and prior to the conversion of all outstanding shares thereof (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether in shares of Common Stock, of capital stock of any other class or Options to purchase or acquire capital stock, Convertible Securities convertible or exchangeable for capital stock, or Options with respect to such Convertible Securities), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) reclassify, reorganize or effect any similar transaction with respect to any of its shares of Common Stock, or in substitution or exchange therefor (other than a change in par value, or from par value to no par value, or from no par value to par value), then the number and, if applicable, kind of shares of Common Stock to be received by any holder of shares of Series D Preferred Stock (a "Holder") shall be adjusted so that the Holder will be entitled to receive on conversion the number and kind of shares of capital stock or other securities which it would have owned immediately following such action had its Series D Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the payment date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification, reorganization or similar transaction. If, as a result of an adjustment made pursuant to this subsection (a), a Holder shall become entitled to receive shares of two or more classes of capital stock of the Corporation or other securities, the Board of Directors or a duly authorized committee thereof shall in good faith determine (which determination shall be conclusive and binding) the allocation of the Conversion Price between or among shares of such classes of capital stock or other securities. After such allocation, the Conversion Price and number of shares of each class of capital stock that is issuable upon conversion shall thereafter be subject to adjustment in a manner and on terms determined by the Board of Directors (which determination shall be conclusive and binding) to be as nearly equivalent as practicable to those applicable to Common Stock under this Section 6.

                  (b) (i) From the date of the initial issuance of shares of Series D Preferred Stock until the later of (A) the first anniversary of the date of such issuance and (B) the date on which the Corporation first consummates a sale of equity securities or debt securities convertible into equity securities for gross cash proceeds to the Company of $2.0 million or more (such period through such later date, the "Reset Period"), other than Excluded Shares (as hereinafter defined), if the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share (the "Issuance Price") less than the Conversion Price (as herein defined) per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the Issuance Price.

                           (ii) If, at any time subsequent to the Reset Period
and prior to the first anniversary of the expiration of the Reset Period, the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share less than the Conversion Price per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determined: by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the Conversion Price per share in effect immediately prior to such issuance and (2) the consideration, if any, received by the Corporation upon such issuance by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance.

                           (iii) If, at any time from the date of the initial
issuance of shares of Series D Preferred Stock, prior to the first anniversary of the expiration of the Reset Period, the Corporation shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share greater than the Conversion Price but lower than the market price per share in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by the factor determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the market price per share in effect immediately prior to such issuance and (2) the consideration, if any, received by the Corporation upon such issuance by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market price per share in effect immediately prior to such issuance; PROVIDED, HOWEVER, no adjustment shall be made to the Conversion Price if (i) such issuance is in connection with a firm commitment underwritten public offering or (ii) the consideration per share is equal to or greater than 85% of the market price per share in effect immediately prior to such issuance. For purposes hereof, the "market price" as of any measurement date shall be the average of the closing prices of the Common Stock for each of the 10 consecutive trading days immediately preceding such measurement date.

                  (c) CERTAIN ADJUSTMENT FACTORS. For the purposes of any adjustment of the Conversion Price pursuant to paragraph (b) above, the following provisions shall be applicable:

                           (x) CASH. In the case of the issuance of shares of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such shares of Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof; and

                           (y) CONSIDERATION OTHER THAN CASH. In the case of the issuance of shares of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Corporation) for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined by the Board of Directors of the Corporation based on an opinion of an outside financial advisor of recognized regional or national standing, which may, but need not, be the independent public accountants who serve as the regular auditors of the Corporation (the "Financial Advisor"), whose determination shall be conclusive and binding), irrespective of any accounting treatment; and

                           (z) OPTIONS AND CONVERTIBLE SECURITIES. In the case of the issuance of (i) Options to purchase or acquire shares of Common Stock (whether or not exercisable immediately following such issuance),
         (ii) Convertible

         Securities by their terms convertible into or exchangeable for shares of Common Stock (whether or not so convertible or exchangeable immediately following such issuance), or (iii) Options to purchase such Convertible Securities (whether or not exercisable immediately following such issuance):

                                    (1) the aggregate maximum number of shares
                  of Common Stock deliverable upon exercise of such Options to purchase or acquire shares of Common Stock shall be deemed to have been issued at the time such Options are first issued and for a consideration equal to the consideration (determined in the manner provided in clauses (x) and (y) above), if any, received by the Corporation upon the issuance of such Options plus the purchase price provided in such Options for the shares of Common Stock covered thereby (if the purchase price per share of Common Stock is expressed as a range, the purchase price per share for purposes of this subparagraph
                  (z)(1) shall be the average of such range of prices);

                                    (2) the aggregate maximum number of shares
                  of Common Stock deliverable upon conversion of or in exchange for any such Convertible Securities, or upon the exercise of Options to purchase or acquire such Convertible Securities and the subsequent conversion or exchange thereto shall be deemed to have been issued at the time such convertible or exchangeable securities or such options, warrants or other rights are first issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities or Options (excluding any cash received on account of accrued interest or accumulated dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities and the exercise of any Options (the consideration in each case to be determined in the manner provided in clauses (x) and (y) above);

                                    (3) on any change in the number of shares of
                  Common Stock deliverable upon exercise of any such Options which have become exercisable or conversion of or exchange of such Convertible Securities which have become convertible or exchangeable, or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had such adjustment been made upon the original issuance of such Options; provided, however, no adjustment shall be made with respect to such Options exercised prior to such change, or Convertible Securities converted or exchanged prior to such change;

                                    (4) on the expiration or cancellation of any
                  such Options or the termination of the right to convert or exchange such Convertible Securities, if the Conversion Price shall have been adjusted upon such securities being issued or becoming exercisable, convertible or exchangeable, such Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                                    (5) if the Conversion Price shall have been
                  adjusted when such Options were first issued or such Convertible Securities were first issued, no further adjustment of the Conversion Price shall be made for the actual issuance of shares of Common Stock upon the exercise, conversion or exchange thereof.

                  (d) EXCLUDED SHARES. "Excluded Shares" shall mean (i) any shares of Common Stock issued in a transaction described in Section 6.1(a) of this Agreement; (ii) issuances of shares of Common Stock from time to time pursuant to employment agreements, stock option or bonus plans authorized by the Board of Directors of the Corporation as of the date hereof, (iii) issuances of Common Stock, or Options to acquire shares of Common Stock, or Convertible Securities convertible into or exchangeable for Common Stock pursuant to the terms of any acquisition by the Corporation of all or substantially all of the operating assets, or more than fifty percent (50%) of the voting capital stock or other controlling interest of any business entity in a transaction negotiated on an arms-length basis and expressly approved in advance by the Board of Directors of the Corporation; (iv) issuances of shares of Common Stock from time to time upon the exercise, exchange or conversion of warrants, options, convertible securities, the Convertible Notes or other securities outstanding as of the date hereof and pursuant to the written terms of such securities as they exist as of the date hereof and (v) issuances of shares of Common Stock from time to time pursuant to the anti-dilution provisions of other securities. For purposes hereof, "voting capital stock" shall be deemed to be capital stock of any class or classes, however designated having ordinary voting power for the election of members of the board of directors or other governing body and "controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting capital stock, by contract or otherwise.

                  (e) For further clarity, any change to the conversion price or other terms of the 8 1/4% Subordinated Convertible Notes Due 2003 shall not count toward determining the Reset Period, but shall, notwithstanding any other provision herein, be taken into account in determining whether any adjustment to the Conversion Price is due under this Section 6.1.

                  (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.2% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest tenth of a cent or to the nearest one-hundredth of a share, as the case may be.

                  (g) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issuance of Common Stock for the purposes of this Section 6.

                  6.2 RIGHTS TO PURCHASE OTHER SECURITIES. If any of the following shall occur:

                  Without limiting any provisions of Section 9:

                  (a) any Corporate Change (as hereinafter defined) to which the Corporation is a party, other than a Corporate Change in which the Corporation is the continuing or surviving Corporation and which does not result in any reclassification of, or change (other than as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or

                  (b) any sale or transfer to another corporation or entity of all or substantially all of the assets of the Corporation;

then, and in either such case, the Holder of each share of Series D Preferred Stock then outstanding shall have the right to purchase the kind and amount of shares of stock and/or other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock issuable upon conversion of such stock immediately prior to such consolidation, merger, sale, or transfer. The provisions of this Section 6.2 shall similarly apply to successive consolidations, mergers, sales or transfers.

                  6.3 NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock issuable upon the conversion of each share of Series D Preferred Stock or the Conversion Price of such shares of Series D Preferred Stock, or the Conversion Price, is adjusted or reduced, as herein provided, the Corporation shall mail by first class, postage prepaid, to each Holder (a) notice of any reduction on or before the day the reduction takes effect, which shall state the reduced Conversion Price and the period during which it will be in effect and/or
(b) a certificate setting forth the number of shares of Common Stock issuable upon the conversion of each share of Series D Preferred Stock and the Conversion Price on such shares of Series D Preferred Stock after adjustment setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Corporation shall further deliver notice to each Holder, in the manner aforesaid, of the expiration of the Reset Period.

                  6.4 NO ADJUSTMENT FOR DIVIDEND. No adjustment in respect of any cash dividends shall be made while the Series D Preferred Stock is outstanding or upon the conversion of the Series D Preferred Stock.

                  6.5 CERTAIN EVENTS. If any event occurs as to which in the reasonable judgment of the Board of Directors of the Corporation , in good faith, the other provisions of this Section 6 are not strictly applicable but the lack of any adjustment would not in the opinion of the Board of Directors of the Corporation fairly reflect the purchase rights of the Holders of the Series D Preferred Stock in accordance with the basic intent and principles of the provisions of this Agreement then the Board of Directors of the Corporation shall appoint a Financial Advisor which shall give its opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established and the other provisions of this Section 6, necessary to preserve, without dilution, the exercise rights of the Holders. Upon receipt of such opinion, the Corporation shall forthwith make the adjustments described therein which adjustments shall be conclusive and binding. Without limiting the generality of the foregoing provisions of this Section 6.5, in the event any holder of Series D Preferred Stock becomes entitled under Section 5(a)(ii) hereof to convert any share thereof into any securities of the Corporation other than Common Stock: (i) the number and kind of such securities shall be subject thereafter to modification pursuant to comparable principles to those applicable under this Section 6 to the Common Stock; (ii) the purchase price in such conversion shall be subject to modification pursuant to comparable principles to those applicable under this Section 6 to the Conversion Price; and (iii) any and all notices under this Section 6 applicable to modifications in the Conversion Price or the securities issuable upon conversion of the Series D Preferred Stock shall apply MUTATIS MUTANDIS to modifications in the rights under Section 5(a)(ii) hereof, in each case under clauses (i), (ii) and (iii) immediately preceding, so as to preserve without dilution, the rights of the Holders.

         Section 7. STATUS OF CONVERTED OR REACQUIRED SHARES. Any shares of Series D Preferred Stock converted into shares of Common Stock pursuant to
SECTION 5 hereof or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the conversion or acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series D Preferred Stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of preferred stock or any similar stock or as otherwise required by law.

         Section 8. LIQUIDATION, DISSOLUTION OR CHANGE OF CONTROL.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders under applicable law, prior and in preference to any distribution to holders of the Common Stock or any Junior Securities but in parity with any distribution to holders of Parity Securities, an amount of $100 per share (the "Liquidation Value"), plus a sum equal to all dividends accrued on such shares (whether or not declared) and unpaid through and including the then current Dividend Period. If upon the occurrence of such event, the assets and funds to be distributed among the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of shares of Series B Preferred Stock, Series C Preferred Stock,

Series D Preferred Stock and Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of shares of Series B Preferred Stock, Series C Preferred Stock and Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Articles of Incorporation and any certificate of designation of preferences.

                  (b) Upon the completion of the distribution required by subsection 8(a) above, if assets remain in the Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection 8(a)) and Junior Securities in accordance with the Corporation's Articles of Incorporation, including any duly adopted certificate(s) of designation of preferences.

                  (c) (i) Upon a Change of Control (as defined below) of the Corporation, each holder of the Series D Preferred Stock will have the option to require the Corporation to repurchase such holder's shares of Series D Preferred Stock at a price per share equal to the Liquidation Value plus any accrued and unpaid dividends. A "Change of Control" shall have occurred: (A) when any person or group is or becomes the beneficial owner of 50% or more of the then outstanding voting capital stock of the Corporation, (B) when, during any period of two consecutive years after the closing of the sale of the Series D Preferred Stock, individuals who at the beginning of such period constituted the Corporation's Board of Directors, or whose nomination for election by the Corporation's shareholders was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors then in office or (C) upon any sale, transfer or other conveyance of all or substantially all of the assets of the Corporation.

                           (ii) Upon the occurrence of a Change of Control, the
Corporation will offer to repurchase (the "Change of Control Purchase Offer") all outstanding shares of Series D Preferred Stock, and each holder of outstanding shares of Series D Preferred Stock will have the right to require that the Corporation repurchase such holder's shares of Series D Preferred Stock, at the price set forth in clause (i) of this subsection 8(c). Within 30 days following any Change of Control, the Corporation shall mail a notice, by first class mail, to each holder of record of Series D Preferred Stock (a "Change of Control Notice"), at his address of record, stating:

                                    (A) that a Change of Control has occurred
                  and that such holder has the right to require the Corporation to purchase such holder's shares of Series D Preferred Stock at the price set forth above;

                                    (B) the circumstances and relevant facts
                  regarding such Change of Control;

                                    (C) the date on which the Corporation will
                  repurchase any shares of Series D Preferred Stock which the holders require the Corporation to repurchase in accordance with this subsection 8(c), which date shall be no earlier than 30 days nor later than 60 days from the date such Change of Control Notice is mailed (the "Change of Control Purchase Date");

                                    (D) that, unless the Corporation defaults in
                  making such payment, any shares of Series D Preferred Stock accepted for payment pursuant to the Change of Control Purchase Offer shall cease to accrue dividends after the Change of Control Purchase Date;

                                    (E) that holders of Series D Preferred Stock
                  electing to have their shares repurchased pursuant to any Change of Control Purchase Offer shall be required to surrender the original certificates for the shares of Series D Preferred Stock at the address specified in the notice, at least three business days before the Change of Control Purchase Date; and

                                    (F) that the holders of Series D Preferred
                  Stock shall be entitled to withdraw their election if the Corporation receives, not later than the last business day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series D Preferred Stock the holder delivered for repurchase and a statement that such holder is withdrawing his election to have such shares repurchased.

                           (iii) Each holder of shares of Series D Preferred
Stock electing to have such shares purchased by the Corporation pursuant to this subsection 8(c) shall deliver to the Corporation at its principal office, at least three business days prior to the Change of Control Purchase Date, the original certificate or certificate(s) for the shares to be purchased duly endorsed, together with written notice to the Corporation specifying the number of shares of Series D Preferred Stock to be purchased. Holders of Series D Preferred Stock will be entitled to withdraw their election if the Corporation receives, not later than one business day prior to the Change of Control Purchase Date, a telegram, facsimile transmission or letter, at its principal office, setting forth the name of the holder, the number of shares of Series D Preferred Stock which were delivered by the holder for purchase by the Corporation and a statement that such holder is withdrawing his election to have such shares purchased.

                           (iv) Promptly following the Change of Control
Purchase Date, the Corporation will mail or deliver to each holder of shares of Series D Preferred Stock who properly tendered such shares to the Corporation for purchase pursuant to this subsection 8(c) and did not withdraw such election, at his, her or its address of record, an amount equal to the purchase price for the shares of Series D Preferred Stock so delivered for purchase as set forth in this subsection 8(c). Unless the Corporation shall have defaulted in the payment of the purchase price for shares of Series D Preferred Stock tendered for purchase by the Corporation, all rights of the holders of such shares (except the right to receive the purchase price therefor) shall cease with respect to such shares on the Change of Control Purchase Date and such shares shall not, after the Change of Control Purchase Date, be deemed to be outstanding and shall not have the status of Series D Preferred Stock.

                           (v) The Corporation will comply, to the extent
applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other applicable securities laws or regulations in connection with the repurchase of Series D Preferred Stock pursuant to this subsection 8(c). To the extent that the provisions of any securities laws or regulations conflict with the provisions of this subsection 8(c), the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

         Section 9. CONSOLIDATION, MERGER, ETC. Except as set forth in Section 8(c) hereof, and without limiting any provision of Section 6.2 hereof, in the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Corporation's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any Affiliate thereof), the Series D Preferred Stock shall be assumed by the acquiring entity and thereafter the Series D Preferred Stock shall be convertible into such class and type of securities as the holder of shares of Series D Preferred Stock would have received had such holder converted the Series D Preferred Stock immediately prior to such Corporate Change.

         Section 10. REDEMPTION.

                  (a) OPTIONAL REDEMPTION. Subject to earlier conversion, commencing on May 17, 2002 and continuing through the Mandatory Redemption Date (as defined below), the Corporation shall have the right, exercisable at any time and from time to time, to redeem shares of Series D Preferred Stock at the following prices plus the payment of all accrued and unpaid dividends:

              YEAR REDEEMED                              PRICE
              -------------                              -----

                  2002                  104% of Liquidation Value

                  2003                  102% of Liquidation Value

                  If less than all of the outstanding shares of Series D Preferred Stock are called for redemption pursuant to this SECTION 10(A), shares of Series D Preferred Stock shall be redeemed on a pro rata basis among the holders thereof. Each holder of Series D Preferred Stock will be given notice of such redemption pursuant to Section 10(c) and will have the right to convert the Series D Preferred Stock into shares of Common Stock prior to the redemption date specified in such notice.

                  (b) MANDATORY REDEMPTION.

                           (i) The Corporation will be required to redeem the
outstanding shares of Series D Preferred Stock on May 17, 2004 (the "Mandatory Redemption Date"), at a redemption price per share equal to the Liquidation Value plus accrued and unpaid dividends.

                           (ii) If at any time, (A) the Corporation shall breach
the terms and conditions contained in this certificate of designation, (B) the Corporation shall breach any representation, warranty, or covenant contained in that certain Series D Convertible Stock and Warrant Purchase Agreement, dated May __, 2000, between the Corporation and the initial Holders or any subsequent Series D Stock Purchase Agreement with like terms, or (C) the Corporation shall fail to make a dividend payment on a Dividend Payment Date (each a "Breach"), prompt notice of such Breach shall be given to each Holder by the Corporation at such time as the Corporation becomes aware of such Breach and (without limiting any rights of Holder) prompt notice of such Breach shall be given to the Corporation by each Holder at such time such Holder becomes aware of such Breach, and any Holder shall give written notice to the Corporation of its desire to have the Corporation redeem its shares of Series D Preferred Stock, such shares shall be redeemed by the Corporation at a redemption price per share equal to the greater of the amounts that would at that time be payable under
Section 10(a) hereof had the Corporation exercised its right to redeem the shares of Series B Preferred Stock thereunder or the Liquidation Value plus accrued and unpaid dividends; PROVIDED, HOWEVER, no Holder shall have the right to request a redemption of its shares of Series D Preferred Stock pursuant to this SECTION 10(B)(II) unless and until the Corporation shall have failed to cure any such Breach within a period of ten (10) days after having received written notice thereof from the Holder.

                  (c) MECHANICS OF REDEMPTION. Notice of redemption of the Series D Preferred Stock, specifying the redemption date and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not less than 30 nor more than 60 calendar days prior to the date upon which the Corporation shall redeem the Series D Preferred Stock (the "Redemption Date"). Each such notice shall also specify the redemption price applicable to the shares to be redeemed. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

                           (i) Notice of redemption of shares of the Series D
Preferred Stock having been given as provided in SECTION 10(C), then unless the Corporation shall have defaulted in the payment of the redemption price and all accrued and unpaid dividends (whether or not declared), all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends, whether or not declared) shall cease with respect to such shares on the Redemption Date and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Series D Preferred Stock. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                           (ii) Shares of the Series D Preferred Stock are not
subject or entitled to the benefit of a sinking fund.

                           (iii) Notwithstanding the foregoing, if notice of
redemption shall have been given pursuant to this SECTION 10 and any holder of the Series D Preferred Stock shall, prior to the close of business on the date three business days next preceding the Redemption Date, give written notice to the Corporation pursuant to SECTION 5 hereof of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the redemption shall not become effective as to such shares and the conversion shall become effective as provided in SECTION 5.

                           (iv) If on the Mandatory Redemption Date funds
legally available to the Corporation for redemption of all outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are insufficient to redeem all such shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such available funds shall be used by the Corporation to redeem shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock from all holders ratably in proportion to the full number of shares they would otherwise be entitled to have redeemed. In the event that less than all outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are redeemed on the Mandatory Redemption Date, the Corporation will continue to redeem shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock from time to time as soon as practicable after funds become legally available therefor (ratably if the funds legally available remain insufficient to redeem all shares required to be redeemed) until all shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock required to be redeemed shall have been redeemed. Until actually redeemed, each share of Series D Preferred Stock will continue to enjoy all rights and benefits hereof, including the right to convert into shares of Common Stock.

                  (d) CONVERSION PRICE ADJUSTMENT FOR FAILURE TO REDEEM. If the Corporation fails to redeem all outstanding shares of Series D Preferred Stock on the Mandatory Redemption Date, then, without any action by the holders of shares of Series D Preferred Stock, the then current Conversion Price respecting any shares of Series D Preferred Stock not redeemed by the Corporation shall be reduced (but shall not be increased) to the greater of: (i) fifty percent (50%) of the then current Conversion Price, and (ii) the closing price of the Common Stock as reported by Nasdaq (or such principal national exchange on which the Common Stock is then listed) on the Mandatory Redemption Date.

          Section 11. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, voting together as a single class.

         Section 12. NOTICES. Written notice of each meeting of the shareholders of the Corporation shall be given by first-class mail not less than ten (10) days prior to such meeting to each holder of record of the Series D Preferred Stock to the address of such record holder shown on the Corporation's records.

         IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation by its Chief Executive Officer this 1st day of May, 2000.

                                                MANSUR INDUSTRIES INC.

                                                By: /S/ PAUL I. MANSUR
                                                    ----------------------
                                                    Paul I. Mansur
                                                    Chief Executive Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

                    (TO BE EXECUTED BY THE REGISTERED HOLDER
                IN ORDER TO CONVERT THE SERIES D PREFERRED STOCK)

         The undersigned hereby irrevocably elects to convert ______ shares of Series D Preferred Stock, represented by stock certificate No(s). ________________ (the "Series D Preferred Stock Certificates") into shares of common stock, par value $.001 per share ("Common Stock"), or other securities, of Mansur Industries Inc., (the "Corporation") according to the conditions of the Certificate of Designation of Series D Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock or other securities issuable to the undersigned upon conversion of the Series D Preferred Stock shall be made pursuant to registration of such shares of Common Stock under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act.

Conversion Calculations:

                                            ------------------------------------
                                            Date of Conversion

                                            ------------------------------------
                                            Applicable Conversion Price

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Name

                                            Address:

                                            ------------------------------------

                                            ------------------------------------

*No shares of Common Stock or other securities will be issued until the original Series D Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Corporation or its designated Transfer Agent. The original Stock Certificate(s) representing the Series D Preferred Stock to be converted and the Notice of Conversion must be received by the Corporation or its designated Transfer Agent by the second business day following the Date of Conversion, or the Notice of Conversion, at the Corporation's option, may be declared null and void.

                                                                       EXHIBIT B

                        NOTICE OF EARLY CONVERSION EVENT

         Mansur Industries Inc. (the "Corporation ") hereby notifies ____________________, the holder of ___________ shares (the "Shares") of the
Corporation 's Series D Preferred Stock (the "Series D Preferred Stock"), that an Early Conversion Event occurred on __________, and as such, you are hereby directed to surrender the Shares as $______ of the aggregate Liquidation Value of such Shares has been automatically converted into shares of the Corporation 's common stock, par value $.001 per share (the "Conversion Shares"), in accordance with the terms of the Certificate of Designation respecting the Series D Preferred Stock.

         Unless otherwise instructed, the Corporation shall issue the Conversion Shares and a new certificate representing the Shares not converted in the name of the holder of the Shares and deliver same as soon as practicable and in accordance with the provisions of the Certificate of Designation to the address set forth in the Corporation's register respecting the Series D Preferred Stock.

Date:
     ---------------------------


MANSUR INDUSTRIES INC.

By:
   ---------------------------
   Name:
        ----------------------
   Title:
         ---------------------

                              ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             MANSUR INDUSTRIES INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                  1. The name of the Corporation is Mansur Industries Inc (the "Corporation"), Charter #S12439.

                  2. The following Amendment to the Amended and Restated Articles of Incorporation was adopted by the Board of Directors of the Corporation on April 27, 2000 and by the Shareholders of the Corporation, the number of votes cast being sufficient for approval, on June 29, 2000 in the manner prescribed by Section 607.1003 of the Act.

                  3. Article I of the Corporation's Amended and Restated Articles of Incorporation is hereby deleted and replaced by a new Article I, as follows:

                                   "ARTICLE I

         The name of the corporation is SystemOne Technologies Inc."

                  4. Except as hereby amended, the Amended and Restated Articles of Incorporation of the Corporation shall remain the same.

                  5. The effective date of this amendment shall be upon the filing of these Articles of Amendment.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation of Mansur Industries Inc. on the 10th day of July, 2000.

                                            MANSUR INDUSTRIES INC.,
                                            a Florida corporation

                                            By: /s/ PAUL I. MANSUR
                                                ----------------------
                                            Print Name: Paul I. Mansur
                                            Title: Chief Executive Officer